                                                            Exhibit 2.0




                           ASSET PURCHASE AGREEMENT



                                    BETWEEN



                         GARDNER DENVER MACHINERY INC.


                                    BUYER,





                  CHAMPION PNEUMATIC MACHINERY COMPANY, INC.


                                    SELLER



                                      AND


                             CRL INDUSTRIES, INC.





                               DECEMBER 23, 1997

                                    TABLE OF CONTENTS

1.    DEFINITIONS                                                                        1

2.    SALE AND TRANSFER OF ASSETS                                                        6
      2.1   Permits                                                                      6
      2.2   Contracts                                                                    6
      2.3   Records                                                                      7
      2.4   Intellectual Property                                                        7
      2.5   Other Assets                                                                 8
      2.6   Excluded Assets                                                              8

3.    PURCHASE PRICE                                                                     8
      3.1   Calculation of Purchase Price                                                8
      3.2   Payment                                                                      9
      3.3   Determination of Net Book Value as of the Economic Transfer Date             9
      3.4   Allocation of Purchase Price                                                11

4.    ASSUMPTION OF LIABILITIES                                                         11
      4.1   Liabilities to be Assumed                                                   11
      4.2   Excluded Liabilities Not Assumed                                            12
      4.3   Assumed Liabilities Paid by Seller                                          13

5.    SELLER'S REPRESENTATIONS                                                          13
      5.1   Form of Organization of Seller                                              13
      5.2   Authority and Binding Obligation                                            14
      5.3   No Violation                                                                14
      5.4   Financial Statements                                                        15
      5.5   No Material Change                                                          15
      5.6   Inventory                                                                   15
      5.7   Tax Reports and Payments                                                    16
      5.8   Leases                                                                      16
      5.9   Tangible Personal Property                                                  16
      5.10  Real Estate                                                                 17
      5.11  Intellectual Property                                                       18
      5.12  Material Contracts                                                          19
      5.13  Employee Matters                                                            21
      5.14  Employee Benefits                                                           21
      5.15  Litigation                                                                  23
      5.16  Compliance with Laws                                                        23




      5.17  Permits, Certifications and Licenses                                        23
      5.18  Environmental Laws                                                          23
      5.19  Insurance                                                                   24
      5.20  Accounts Receivable                                                         24
      5.21  Books and Records                                                           24
      5.22  Transactions with Related Parties                                           24
      5.23  No Undisclosed Liabilities                                                  24
      5.24  Product Warranty                                                            24
      5.25  Major Customers and Suppliers                                               24
      5.26  Prospective Changes                                                         25
      5.27  Material Omissions                                                          25

6.    BUYER'S REPRESENTATIONS                                                           25
      6.1   Organization of Buyer                                                       25
      6.2   Valid and Enforceable Agreement                                             25
      6.3   No Violation                                                                25

7.    ACTIONS FOLLOWING EXECUTION                                                       26
      7.1   Operations                                                                  26
      7.2   Maintenance of Assets                                                       26
      7.3   Access to Records and Facilities                                            26
      7.4   Further Assurances                                                          27
      7.5   Covenant Not-to-Compete                                                     27
      7.6   Release from Guarantees                                                     28
      7.7   Supplements to Schedules                                                    28
      7.8   Governmental Filings                                                        28
      7.9   Change of Seller's Name                                                     29
      7.10  Survey                                                                      29
      7.11  Title Insurance                                                             29

8.    COVENANTS OF SELLER                                                               29
      8.1   Further Documents and Assurances                                            29
      8.2   No Impairment of Transaction                                                29
      8.3   Compliance by Seller                                                        30
      8.4   Compliance with Bulk Sales Laws                                             30
      8.5   Princeton Real Estate Remedial Work                                         30

9.    COVENANTS OF BUYER                                                                31
      9.1   Further Documents and Assurances                                            31
      9.2   No Impairment of Transaction                                                31
      9.3   Compliance by Buyer                                                         31

10.   CONDITIONS PRECEDENT TO OBLIGATION OF BUYER                                       31
      10.1  Representations and Warranties; Covenants                                   31
      10.2  Certified Copy of Resolutions                                               31



      10.3  Antitrust Injunctions                                                       31
      10.4  Certain Approvals                                                           32
      10.5  Due Diligence                                                               32
      10.6  Adverse Change                                                              32
      10.7  Environmental Assessment                                                    32
      10.8  Other Matters                                                               32

11.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER                                     33
      11.1  Representations and Warranties; Covenants                                   33
      11.2  Certified Copy of Resolutions                                               33
      11.3  Antitrust Injunctions                                                       33
      11.4  Certain Approvals                                                           33
      11.5  Other Matters                                                               33

12.   BROKER                                                                            33

13.   EXPENSES AND TAXES                                                                34
      13.1  Seller's Expenses                                                           34
      13.2  Buyer's Expenses                                                            34

14.   DAMAGES FOR BREACH OF AGREEMENT                                                   34
      14.1  Buyer's Claim for Damages                                                   34
      14.2  Seller's Claim for Damages                                                  34
      14.3  Notice of Claim                                                             35
      14.4  Limitation on Claims                                                        35

15.   INDEMNIFICATION OF PARTIES                                                        36
      15.1  Indemnification by Seller                                                   36
      15.2  Indemnification by Buyer                                                    36

16.   PROCEDURE FOR CLAIMING INDEMNIFICATION                                            36

17.   SELLER'S CONFIDENTIAL INFORMATION                                                 37

18.   EMPLOYEE MATTERS                                                                  38
      18.1  Employment                                                                  38
      18.2  Employee Benefit Plans Generally                                            38
      18.3  Pension Plans                                                               39
      18.4  Welfare and Fringe Benefits                                                 39

19.   TAXES                                                                             39
      19.1  Cooperation                                                                 39
      19.2  Books and Records                                                           40
      19.3  Confidentiality                                                             40




20.   CLOSING                                                                           40
      20.1  Documents to be Delivered by Seller                                         40
      20.2  Documents to be Delivered by Buyer                                          41

21.   TERMINATION                                                                       42
      21.1  Right of Termination Without Breach                                         42
      21.2  Termination for Breach                                                      42

22.   ANNOUNCEMENTS                                                                     43

23.   SURVIVAL OF REPRESENTATIONS                                                       44

24.   MISCELLANEOUS                                                                     44
      24.1  Disclosure Schedule                                                         44
      24.2  Further Assurance                                                           44
      24.3  Assignment; Parties in Interest                                             44
      24.4  Governing Law                                                               44
      24.5  Amendment and Modification                                                  45
      24.6  Notice                                                                      45
      24.7  Entire Agreement                                                            45
      24.8  Counterparts                                                                46
      24.9  Headings                                                                    46
      24.10 Waiver                                                                      46
      24.11 Severability                                                                46

                                      SCHEDULES
                                      ---------

Schedule 1.32     12/31/96 Net Book Value
Schedule 2.4      Intellectual Property
Schedule 4.2      Seller Liabilities
Schedule 5.1      Qualified Jurisdictions
Schedule 5.4      GAAP Exceptions
Schedule 5.5      Material Changes
Schedule 5.6      Inventory
Schedule 5.8      Leases
Schedule 5.9      Tangible Personal Property
Schedule 5.10     Real Estate
Schedule 5.11     Intellectual Property
Schedule 5.12     Material Contracts
Schedule 5.13.2   Collective Bargaining Agreements
Schedule 5.13.3   Grievances
Schedule 5.14.1   Employee Benefits
Schedule 5.14.5   Acceleration of Benefits
Schedule 5.15     Litigation
Schedule 5.16     Compliance
Schedule 5.18     Environmental Compliance
Schedule 5.19     Insurance
Schedule 5.22     Affiliated Transactions
Schedule 5.25     Ten Largest Customers and Suppliers
Schedule 7.6      Seller Guarantees
Schedule 18.1     Excluded Employees


                            EXHIBITS
                            --------

Exhibit A         Assignment, Bill of Sale and Assumption Agreement

Exhibit B         Continuing Services Agreement

                           ASSET PURCHASE AGREEMENT


      THIS AGREEMENT is entered into this 23rd day of December, 1997, by and between Gardner Denver Machinery Inc., a Delaware corporation, which has its offices at 1800 Gardner Expressway, Quincy, Illinois 62301, or its assigns (hereinafter referred to as "Buyer"), Champion Pneumatic Machinery Company, Inc., a Delaware corporation, which has its offices at Princeton, Illinois (hereinafter referred to as "Seller") and CRL Industries, Inc., a Delaware corporation, which has its offices at Bannockburn, Illinois (hereinafter referred to as "CRLI");

      WHEREAS, Buyer, Seller and CRLI have engaged in discussions relating to the acquisition by Buyer of the operating assets owned and used by Seller in the Business (as hereinafter defined), as a going concern, as more particularly described herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties agree as follows:

1.    DEFINITIONS

      The terms below shall have the following meanings under this Agreement unless the context clearly requires otherwise:

      1.1 "AFFILIATE" means, with respect to any entity, any other entity directly or indirectly controlling, controlled by, or under common control with such entity.

      1.2 "AGREEMENT" means this Asset Purchase Agreement and the Schedules and Exhibits hereto.

      1.3 "APPLICABLE LAW" means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders and licenses of any Governmental Authority, interpretations of any of the foregoing by a Governmental Authority having jurisdiction with respect thereto, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi-judicial tribunal (including without limitation those pertaining to labor, health, safety and the environment).

      1.4 "ASSETS" means the assets, properties and rights to be sold by Seller and purchased by Buyer as described in Article 2.

      1.5 "ASSUMED LIABILITIES" means those Liabilities of the Seller described in Section 4.1 hereof.

      1.6 "BUSINESS" means the research, development, engineering, fabrication, marketing, distribution and sale of air compressors, service parts and similar products, as presently conducted by Seller.

      1.7 "CASH" means cash and cash equivalents (including marketable securities and short-term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

      1.8 "CLOSING" means the actual transfer and delivery of the instruments of conveyance for the Assets, and the exchange and delivery by the parties of such other documents and instruments contemplated by this Agreement.

      1.9 "CLOSING DATE" means seven (7) business days following the expiration or termination of any applicable pre-merger or pre-acquisition waiting period imposed by any applicable antitrust authority or other Governmental Authority, or such other date as the parties hereto mutually agree, on which date all conditions to Closing set forth in Articles 10 and 11 hereof shall have been satisfied or waived.

      1.10  "CODE" means the Internal Revenue Code of 1986, as amended.

      1.11 "CONFIDENTIAL INFORMATION" shall consist of information ordinarily known only to Seller's personnel involved in the Business, such as customer lists, supplier lists, trade secrets, know-how, pricing records, inventory records and such other information normally understood to be confidential or otherwise designated as such in writing by the Seller. "CONFIDENTIAL INFORMATION" shall not include information which
            (i) was known to Buyer prior to its receipt from Seller, (ii) was publicly divulged by Seller prior to its receipt by Buyer,
            (iii) was received in good faith by Buyer from any third party without breach by any party of any obligations of confidentiality, or (iv) is part of the public domain. For the purposes of Section 17.2, "CONFIDENTIAL INFORMATION" shall include information regarding Buyer's post-closing plans or strategies disclosed to Seller or CRLI, but shall not include information which (i) was publicly divulged by Buyer prior to the Closing, (ii) may in the future be received in good faith by Seller or CRLI from any third party without breach by any party of any obligations of confidentiality, or (iii) is part of the public domain.

      1.12 "CONTINUING EMPLOYEES" means individuals actively employed in the Business as of the Closing Date who accept employment with Buyer.

      1.13 "CONTRACTS" means all agreements, contracts, commitments, unfilled purchase orders for raw materials, components, subassemblies and supplies, unfilled sales orders, and leases of real and personal property entered into by Seller, relating to the Business and all rights thereunder, other than rights of Seller arising hereunder.

      1.14 "DAMES & MOORE REPORT" means that certain November 20, 1997 Phase II Investigation of the Princeton Real Estate prepared by Dames
            & Moore for Buyer.

      1.15 "ECONOMIC TRANSFER DATE" means 12:01 a.m., Central Standard Time, on the Closing Date.

      1.16 "EMPLOYEE BENEFITS" means any and all pension or welfare benefit programs, payroll practices, fringe benefits, or other plans, arrangements, agreements and understandings for employees, groups of employees or specific individual employees to which Seller or any affiliate contributes or is a party, by which it may be bound or under which it may have liability, including without limitation pension or retirement plans, deferred compensation plans, bonus or incentive plans, early retirement programs, severance pay policies, support funds, and medical or dental insurance, short-term and long-term disability, educational reimbursement plans, sick leave, vacation policy or other payroll practices and any other payment or reimbursement plans. An "EMPLOYEE BENEFIT PLAN" shall have the meaning set forth in Section 5.14.

      1.17 "ENVIRONMENTAL LAWS" means all Applicable Laws (including without limitation, the Federal Water Pollution Control Act, the Clean Air Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act and similar state, regional, county and local statutes, laws and ordinances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder) relating to the environment, including without limitation, those relating to (i) public health or safety aspects thereof, (ii) nuisance, trespass, releases, discharges, emissions, or disposals to the air, water, land or groundwater, (iii) the withdrawal or use of groundwater, (iv) the use, handling or disposal of polychlorinated biphenyls
            (PCBs), asbestos or urea formaldehyde, (v) the treatment, storage, disposal or management of Hazardous Material (including without limitation petroleum, its derivatives, by-products or other hydrocarbons), (vi) exposure to toxic, hazardous or other controlled, prohibited or regulated substances and (vii) the transportation, storage, release, disposal or management of gaseous or liquid substances.

      1.18 "EQUIPMENT" means any and all machinery, equipment, tools, dies and jigs, computers, computer software (except that constituting a part of Excluded Assets), automobiles, trucks, trailers, furniture and all other personal property (other than Inventory and Records) owned or leased by Seller and used in the Business, whether or not reflected on the Financial Statements.

      1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      1.20 "ERISA PLAN" shall have the meaning set forth in Section 3(3) of ERISA with respect to any employee benefit plan sponsored, maintained or contributed to (or under which there is or may be an obligation to contribute) by Seller, or any of its Affiliates that currently covers Seller's employees and is subject to ERISA.

      1.21  "EXCLUDED ASSETS" means those assets of the Seller described in
            Section 2.6 hereof.

      1.22 "EXCLUDED LIABILITIES" means those Liabilities of the Seller described in Section 4.2 hereof.

      1.23  "FINANCIAL STATEMENTS" means the

            (i) unaudited balance sheets for Seller as of December 31, 1994, 1995 and 1996, together with the related statements of income for the years ended on such dates; and

            (ii) unaudited balance sheet for Seller as of November 30, 1997, together with the related statements of income for the period ended on such date (collectively, the "INTERIM FINANCIAL STATEMENTS").

      1.24 "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

      1.25 "GOVERNMENTAL AUTHORITY" means any supranational, national, federal, state, departmental, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court in whatever country having jurisdiction in whole or in part over Buyer, Seller or the Business.

      1.26 "HAZARDOUS SUBSTANCES" means any substance, material or waste which is as of the Closing Date, or was before the Closing Date, regulated by any Governmental Authority, including, but not limited to, any material or substance which is designated as a hazardous or polluting substance or subject to regulation as a hazardous or toxic substance pursuant to any Applicable Law.

      1.27 "INTELLECTUAL PROPERTY" means all United States, Canadian and other patents and registrations and applications therefor; copyrights and copyright registrations and applications therefor; trademarks, brand names and trade names and registrations and applications therefor; know-how; computer software; trade secrets and confidential business information; and licenses of any of the foregoing. "RELEVANT INTELLECTUAL PROPERTY" means all Intellectual Property owned or licensed by Seller or otherwise used in the Business.

      1.28 "INVENTORY" means all inventories of raw materials, work in process, finished goods, merchandise, supplies and packaging materials used in the Business by Seller.

      1.29 "LIABILITY" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, whether accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), except that "Liability" includes Taxes only to the extent set forth in Section 4.1(iii).

      1.30 "MANTECA REAL ESTATE" means Seller's land, building, facility and fixtures located at Manteca, California.

      1.31 "MONTGOMERY REAL ESTATE" means Seller's land, building, facility and fixtures located at Montgomery, Alabama.

      1.32 "NET BOOK VALUE" as of December 31, 1996, means the net book value of the Assets less the net book value of the Assumed Liabilities as reflected in the "12/31/96 Net Book Value" set forth as Schedule 1.32. The "NET BOOK VALUE" as of the Economic Transfer Date shall be calculated pursuant to Section 3.3 hereof. "NET BOOK VALUE" shall not include the step-up in the basis of the property, plant and equipment of Seller arising from the 10/31/92 reorganization of CRLI, currently recorded on the books and records of CRLI, nor any accumulated depreciation or other reserves associated therewith. At December 31, 1996, the step-up recorded on CRLI's books was approximately $7,800,000.

      1.33 "OPERATING PERMITS" means all of the permits, licenses, approvals, authorities or other franchises granted by any Governmental Authority or any other third party required or appropriate for the continued operation of the Business in the manner heretofore operated or as contemplated to be operated by Buyer.

      1.34 "PERMITTED LIENS" means those liens, claims, encumbrances and restrictions with respect to any of the Assets set forth on Schedules 5.9 or 5.10 and which are specifically consented to by Buyer.

      1.35 "PRINCETON REAL ESTATE" means Seller's land, building, facility and fixtures located at Princeton, Illinois.

      1.36 "PURCHASE PRICE" means the amount calculated in accordance with the provisions of Section 3.1 hereof.

      1.37 "PURCHASE PRICE ADJUSTMENT" means the amount of the adjustment to the Purchase Price, as set forth in Section 3.1 (ii).

      1.38 "REAL ESTATE" means the Princeton Real Estate, Montgomery Real Estate and the Manteca Real Estate.

      1.39 "REMEDIAL WORK" means any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work relating to environmental matters with respect to the Princeton Real Estate.

      1.40 "SELLER'S ACCOUNTANTS" means Deloitte & Touche, who shall review and "certify" (i.e perform such special procedures and issue an opinion in the form agreed to by the parties and Deloitte & Touche prior to execution of this Agreement) the Statement of Net Book Value as of the Economic Transfer Date for purposes of
            Section 3.3 hereof.

      1.41 "SETTLEMENT DATE" means a date on or before the fifth business day following the determination of the final Purchase Price pursuant to Section 3.2.2.

      1.42 "STATEMENT OF NET BOOK VALUE" means the statement of Net Book Value as of the Economic Transfer Date delivered by Seller to Buyer within 60 days following the Closing Date pursuant to
            Section 3.3.

      1.43 "TAX INDEMNITY PERIOD" means, with respect to any Taxes, any period ending on or before the Economic Transfer Date.

      1.44 "TAXES" means all federal (U.S. and Canadian), provincial, state, local or other foreign taxes, social or economic security contributions, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, sales, use, ad valorem, value added, transfer, recording, franchise, profits, inventory, capital stock, license, withholding, payroll, stamp, occupation and property taxes, customs duties or other similar fees, assessments and charges, however denominated, together with all interest, penalties, surcharges, additions to tax or additional amounts imposed by any Governmental Authority, and any transferee liability in respect of any of the foregoing taxes.


2.    SALE AND TRANSFER OF ASSETS

      Seller shall sell, transfer and deliver to Buyer and Buyer shall purchase from Seller at the Closing all of Seller's right, title and interest in all of the Assets of Seller as reflected in the Statement of Net Book Value, including, the Real Estate, Equipment and Inventory, as well as the assets and property described below and not separately reflected on the Statement of Net Book Value, which are owned by Seller on the Closing Date:

      2.1   PERMITS.  All Operating Permits relating to the Business, to the
            -------
            extent transferable by Seller.

      2.2   CONTRACTS.   All Contracts, except those not assumed by Buyer
            ---------
            pursuant to Section 4; provided, however, that if the assignment of any such Contract requires the consent of the other parties thereto, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment will constitute a breach thereof, but Seller and Buyer shall use their best efforts to obtain the written consent of the other parties to such assignment; and failing such consent, Seller will continue to execute any such Contract upon the direction and for the risk and benefit of Buyer and Buyer shall indemnify and reimburse Seller for the cost associated with continued execution of any such Contract.

      2.3   RECORDS.  All books, records, documents, files, customer lists,
            -------
            advertising and promotional materials, procedural manuals and other printed or written materials, whether stored electronically or otherwise, concerning the Business (except for those which may constitute Excluded Assets).

      2.4   INTELLECTUAL PROPERTY.  All Relevant Intellectual Property,
            ---------------------
            except for that which may constitute Excluded Assets, including, specifically, the following:

            2.4.1 All patents and registrations and applications therefor, and all reissuances, extensions and continuations thereof, a listing of which is set forth in Schedule 2.4.

            2.4.2 All trademarks, service marks, logos, brand names, trade names and registrations and applications therefor, a listing of which is set forth in Schedule 2.4.

            2.4.3 All copyrightable works, copyrights and registrations and applications therefor and all renewals thereof, a listing of which is set forth in Schedule 2.4.

            2.4.4 All mask works and registrations and applications
                  therefor, and all renewals thereof, a listing of which is set forth in Schedule 2.4.

            2.4.5 Subject to the approval of licensors or licensees, if required, licenses granted to or by Seller, a listing of which, except for "shrink wrap" items, is set forth in
                  Schedule 2.4.

            2.4.6 All computer software (including all data, source code and related documentation belonging to, under the control of, or in the possession of Seller other than that constituting part of the Excluded Assets).

            2.4.7 Technical documentation reflecting engineering and
                  production data, design data, plans, specifications, drawings, technology, know-how, trade secrets, confidential business information, research and development, manufacturing processes, customer and supplier lists, pricing and cost information and business and marketing plans and proposals, relating to the Business or to the maintenance of Assets and all documentary evidence thereof, including without limitation the technical information incorporated in such documentation.

            To the extent that Relevant Intellectual Property is entered in the pertinent patent and trademark registers or offices, Seller shall, to the full extent permitted by law, deliver to Buyer all related files in Seller's direct and indirect possession and all documents, certificates and declarations (hereinafter referred to as "Assignment Documents") necessary to enable Buyer to register such Intellectual Property in its name.

      2.5   OTHER ASSETS.  All other assets of any kind used in the Business
            ------------
            which are not capitalized and therefore not reflected in the Financial Statements or in the Statement of Net Book Value and are not Excluded Assets.

      2.6   EXCLUDED ASSETS.  The following assets of Seller shall not be
            ---------------
            transferred to Buyer upon Closing and shall remain the separate property of Seller:

            2.6.1  Cash;

            2.6.2 any intercompany account receivable due to Seller from CRLI or any Affiliate;

            2.6.3 the FDC software, FAS 1000 software (now known as FAS For Windows) or any other software which is maintained by a CRLI-owned license;

            2.6.4  any right or interest of Seller in any Employee Benefit
                   Plan;

            2.6.5 all of Seller's stock ownership records, minute books, and similar corporate records;

            2.6.6 all books, records, files or correspondence relating to Seller's accounting, tax, general ledger or financial records.

      Those Assets, although reflected in Schedule 1.32, that were disposed of in the ordinary course of business between January 1, 1997 and Closing are not being sold or transferred hereunder. Unless otherwise described above as an Excluded Asset, those Assets, although not reflected in Schedule 1.32, that were acquired by Seller in the ordinary course of business (and were not thereafter sold in the ordinary course of business) between January 1, 1997 and Closing shall be sold and transferred hereunder.

3.    PURCHASE PRICE

      3.1   CALCULATION OF PURCHASE PRICE.  The Purchase Price shall be
            -----------------------------
            comprised of the following:

            (i)   $24,000,000 (the "Cash Portion of Purchase Price");

            (ii) plus or minus, as applicable, the difference, if any, between the Net Book Value as of December 31, 1996 ($3,730,451), as shown on Schedule 1.32, and the Net Book Value as of the Economic Transfer Date, as shown on the Statement of Net Book Value; and

            (iii) the Assumed Liabilities.

            No interest shall be paid on any portion of the Purchase Price.

      3.2   PAYMENT.
            -------

            3.2.1 CASH PAYMENT TO SELLER.  The Cash Portion of the Purchase
                  Price shall be paid to Seller in cash or in immediately available funds by wire transfer on the Closing Date and the Assumed Liabilities shall be assumed on the Closing Date.

            3.2.2 CALCULATION OF PURCHASE PRICE ADJUSTMENT.  On the
                  Settlement Date, either (i) Seller shall pay to Buyer the amount, if any, by which the Net Book Value as of the Economic Transfer Date, as calculated in accordance with the provisions of Section 3.3, is less than $3,730,451 or
                  (ii) Buyer shall pay to Seller the amount, if any, by which the Net Book Value as of the Economic Transfer Date, calculated in accordance with the provisions of Section 3.3, exceeds $3,730,451.

                  Payments under this Section 3.2.2 shall be made by wire transfer of immediately available funds to an account designated by the recipient. If there exists any dispute between the parties over the Purchase Price Adjustment, or any component thereof, Buyer or Seller, as the case may be, shall promptly pay the undisputed portion thereof, if any, and only the balance shall be subject to negotiation or arbitration, in accordance with Section 3.3.1.

      3.3   DETERMINATION OF NET BOOK VALUE AS OF THE ECONOMIC TRANSFER DATE.
            ----------------------------------------------------------------

            3.3.1 STATEMENT OF NET BOOK VALUE.  The Net Book Value as of
                  December 31, 1996 has been prepared by Seller and is attached as Schedule 1.32. The Statement of Net Book Value as of the Economic Transfer Date shall be prepared by Seller as follows:

            (i) Seller shall prepare and deliver to Buyer, within 60 days following the Closing Date, the Statement of Net Book Value as of the Economic Transfer Date. There shall be attached to the Statement of Net Book Value an annex setting forth in reasonable detail the computation of the Purchase Price Adjustment in the form of Schedule 1.32 - Attachment 2. Seller's Accountants will observe a physical count of the inventories of Seller as of the close of business on September 30, 1997 and shall roll forward the inventory through the Economic Transfer Date based upon Seller's perpetual inventory records. The taking of such inventory shall be observed by Buyer and by Buyer's auditors in Buyer's sole discretion.

            (ii) To the extent permitted by GAAP, the assets and liabilities set forth in the Statement of Net Book Value as of the Economic Transfer Date shall be determined using the same accounting methods, policies, principles, practices, and procedures, with consistent classification, judgments, and estimation methodology, as used in determining assets and liabilities included in the Financial Statements.

            (iii) Seller shall afford Buyer (including its employees,
                  auditors, agents, and professional advisors) the opportunity to review and comment upon drafts of the Statement of Net Book Value as of the Economic Transfer Date (and the computation of the Purchase Price Adjustment annexed thereto) prior to the finalization of the same, and Seller and Buyer shall attempt in good faith to resolve any disputes with respect to the Statement of Net Book Value as of the Economic Transfer Date and the calculations therein before the final statement is rendered. In connection therewith, Seller shall arrange for the work papers of Seller or, if applicable, Seller's Accountants to be made available to Buyer and Buyer's auditors, and they may make inquiries of representatives of Seller and Seller's Accountants to the extent deemed necessary by Buyer. Following Closing, Buyer shall provide employees of Seller, as well as representatives of Seller, access to records of Seller transferred to Buyer to the extent reasonably necessary to enable Seller and Seller's Accountants to prepare and review the Statement of Net Book Value as of the Economic Transfer Date.

            (iv) The Statement of Net Book Value as of the Economic Transfer Date delivered by Seller to Buyer (and the computation of the Purchase Price Adjustment annexed thereto) shall be conclusive and binding upon the parties unless Buyer, within 45 days after the delivery to Buyer of such Statement, notifies Seller in writing that Buyer disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor. The parties shall in good faith attempt to resolve any dispute, in which event the Statement of Net Book Value as of the Economic Transfer Date and the computation of the Purchase Price Adjustment, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding upon the parties. If the parties do not reach agreement resolving the dispute within 30 days after notice is given by Buyer to Seller, the parties shall submit the dispute to Price Waterhouse (the "Arbiter") for resolution.

                  Promptly, but no later than 30 days after its acceptance of its appointment as Arbiter, the Arbiter shall make a determination, based solely on presentations by Buyer and Seller, and not by independent review, and shall render a report as to its determination and the resulting computation of the Statement of Net Book Value and the Purchase Price Adjustment, if any, which shall be conclusive and binding upon the parties. In resolving any disputed item, the Arbiter (x) shall be bound by the provisions of Section 3.3.1 (ii) and (y) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs, and expenses of the Arbiter (A) shall be borne by Buyer in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by Buyer (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (B) shall be borne by Seller in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by Buyer (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted. Buyer and Seller each shall make available to the other (upon the request of the other) their respective work papers generated in connection with the preparation or review of the Statement of Net Book Value.

      3.4   ALLOCATION OF PURCHASE PRICE.  On or before the 60th day after
            ----------------------------
            the Closing Date, Seller shall send to Buyer a draft of Internal Revenue Service Form 8594 containing Seller's proposed allocation, under Section 1060 of the Code, of the Purchase Price among the Assets. Within forty-five (45) days after receipt of such Form 8594, Buyer will notify Seller whether it agrees or disagrees with such proposed allocation and, if Buyer disagrees, the parties agree to make a good faith attempt to reach agreement as to the allocation to be reported on such Form as filed by Buyer and Seller. Seller and Buyer shall cooperate with each other in filing any returns or reports required to be filed by each of them under Applicable Law with respect to such allocation, and each party shall be given an opportunity to review and comment upon the other parties' return or report prior to its filing with the appropriate Governmental Authority.

4.    ASSUMPTION OF LIABILITIES

      4.1   LIABILITIES TO BE ASSUMED.  At Closing, Buyer shall assume, and
            -------------------------
            agree to satisfy and perform, to the extent not satisfied or performed prior to the Economic Transfer Date, without any charge or cost to Seller, the following liabilities only (the "Assumed Liabilities"):

            (i) except for those items described in Section 4.2, those Liabilities of Seller incurred in the ordinary course of the Business, including, but not limited to the Liabilities reflected as separate line items on the Statement of Net Book Value as of the Economic Transfer Date;

            (ii) all Liabilities relating to the Business which arise after the Economic Transfer Date in the ordinary course of the Business including open purchase orders on the Closing Date, product liability claims occurring (i.e., the date of damage or injury) after the Closing Date, warranty liability claims and environmental claims (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by (x) any breach of contract, tort, infringement, violation of law, or environmental matter initially asserted prior to the Closing Date, or (y) which involves the storage, handling, disposal or treatment of Hazardous Substances by Seller in or on or affecting any site other than the Real Estate, or (z) any Princeton Real Estate Remedial Work for which Seller is responsible as set forth in Section 8.5);

            (iii) any Taxes (except income taxes and other taxes measured by or based upon income) for which the period for timely payment has not passed as of the Economic Transfer Date, but only to the extent such Taxes are reflected as Liabilities on the Statement of Net Book Value as of the Economic Transfer Date;

            (iv)  all obligations of the Seller under the Contracts; and

            (v)   employment obligations set forth in Section 18.1.

            If the assumption of any Liabilities assumed by Buyer under this
            Section 4.1 require the consent of any third party, Seller and Buyer shall use their best efforts to obtain the written consent of such third parties to the assumption; failing such consent, Buyer will indemnify Seller against any claim arising out of such assumed Liabilities. For purposes of Sections 4.1(i) and 4.1(ii) above the "Liabilities of Seller incurred in the ordinary course of the Business" shall mean only those Liabilities of Seller which the event or action giving rise to the Liability is an event or occurrence that is not either outside of the scope of the historical operation of the Business or outside of the scope of the Business as determined by a reasonable person skilled in the business and familiar with its operation.

      4.2   EXCLUDED LIABILITIES NOT ASSUMED.  Buyer shall not assume or be
            --------------------------------
            liable for any Liability of the Seller except for those Assumed Liabilities expressly assumed under Section 4.1. Without limiting the scope of the immediately preceding sentence, the Buyer shall not specifically assume and shall have no liability for any of the following Liabilities ("Excluded Liabilities"):

            (i) any Liability of the Seller resulting from, arising out of, relating to, in the nature of, or caused by (x) any breach of contract, tort, infringement, violation of law, or environmental matter initially asserted prior to the

                   Closing Date, or (y) which involves the storage, handling, disposal or treatment of Hazardous Substances by Seller, in or on or affecting any site other than the Real Estate, or (z) any Princeton Real Estate Remedial Work for which Seller is responsible as set forth in
                   Section 8.5;

            (ii) any Liability of the Seller for Taxes incurred, accrued or otherwise arising during the Tax Indemnity Period, except to the extent of any Taxes (except income taxes and other taxes measured by or based upon income) reflected as Liabilities on the Statement of Net Book Value as of the Economic Transfer Date;

            (iii) any obligation of the Seller to indemnify any person by reason of the fact that such person was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, member, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses (including attorneys' fees), or otherwise, and whether such indemnification is pursuant to any statute, charter document, by-law, agreement, or otherwise;

            (iv) any Liability of Seller with respect to the lease of real property;

            (v) any Liability of the Seller for costs and expenses (including legal and accounting costs and expenses and fees and commissions payable to investment bankers and other advisors) incurred in connection with this Agreement and the transactions contemplated hereby;

            (vi) any indebtedness of the Seller to CRLI or an Affiliate of Seller;

            (vii) any Liability or obligation of the Seller under this Agreement or under any ancillary agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement; or

            (viii) all other Liabilities and obligations of Seller set forth in Schedule 4.2.

            To the extent Buyer becomes liable to any third party to pay or perform any such Excluded Liability, Seller agrees to indemnify Buyer with respect thereto pursuant to the provisions of Section 15 hereof.

      4.3   ASSUMED LIABILITIES PAID BY SELLER.  In the event Seller pays or
            ----------------------------------
            otherwise discharges any Assumed Liabilities after the Closing Date, Buyer shall reimburse Seller for the amount thereof.
            Seller shall notify Buyer prior to payment and give Buyer an opportunity to discharge such liability prior to payment. Seller agrees to discharge, in accordance with its terms, the deferred compensation Liabilities of Seller to Leonard P. Krieger and Gilbert D.

            Williamson set forth in items 5.12(i) C. and D. respectively of
            Schedule 5.12 in the aggregate amount of approximately $101,000 (the "Deferred Compensation Liabilities").


5.    SELLER'S REPRESENTATIONS

      Seller represents as follows, and acknowledges that, (i) notwithstanding any investigation Buyer may undertake, Buyer is relying on the following representations and (ii) except as otherwise specifically provided herein, the same shall be true on the date hereof and as of the Closing Date and shall survive the Closing of this transaction in accordance with Section 23 of this Agreement:

      5.1   FORM OF ORGANIZATION OF SELLER.
            ------------------------------

            5.1.1 Seller is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business operations as now being conducted and to own the properties and assets it now owns. To the extent Seller does business outside its jurisdiction of incorporation, it is qualified or licensed to do business in such jurisdictions, each of which jurisdiction is listed on
                  Schedule 5.1 attached hereto.

            5.1.2 The copies of the Articles of Incorporation and the By-Laws of Seller, including any amendments thereto, which have been delivered to Buyer, are true, correct and complete copies thereof as presently in effect.

      5.2   AUTHORITY AND BINDING OBLIGATION.
            --------------------------------

            5.2.1 Seller has full corporate power, legal right and authority to enter into, execute and deliver this Agreement and any ancillary instruments and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and is, and when executed and delivered, each ancillary instrument or agreement contemplated hereby will be, the legal, valid and binding obligation of Seller, enforceable in accordance with its respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general equitable principles. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Seller by all necessary corporate action.

            5.2.2 CRLI has full corporate power, legal right and authority to enter into, execute and deliver this Agreement and any ancillary instruments and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CRLI and is, and when executed and delivered, each ancillary instrument or agreement contemplated hereby will be, the legal, valid and binding obligation of CRLI, enforceable in accordance with its respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general equitable principles. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of CRLI.

      5.3   NO VIOLATION.  Neither the execution and the delivery of this
            ------------
            Agreement, nor the consummation of the transactions contemplated hereby, nor the performance of Seller's or CRLI's obligations hereunder will (i) subject to expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"), violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller or CRLI is a party or by which either of them is bound or to which any of their assets is subject or (iii) conflict with the Articles of Incorporation or By-Laws of Seller or CRLI. Other than approvals or authorizations required under the Hart-Scott-Rodino Act and any filings and approval requirements under any "Bulk Sales" laws, Seller, CRLI or any affiliate is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority to consummate the transactions contemplated by this Agreement.

      5.4   FINANCIAL STATEMENTS.  Buyer has received true, complete and
            --------------------
            accurate copies of the Financial Statements and the Net Book Value as of December 31, 1996. The Financial Statements and the Net Book Value as of December 31, 1996 have been prepared in accordance with the books and records of the Seller which were used in the preparation of CRLI's audited consolidated financial statements for the corresponding periods and, except as noted on
            Schedule 5.4, the Financial Statements were prepared in accordance with GAAP, consistently applied throughout the periods indicated, and present fairly the financial condition and results of operations of Seller as at the dates indicated and for the periods indicated in the Financial Statements and the Net Book Value as of December 31, 1996.

      5.5   NO MATERIAL CHANGE.  Except as set forth in Schedule 5.5 attached
            ------------------
            hereto or as contemplated in Article 7 hereof, since December 31, 1996 there has not been:

            5.5.1 any material adverse change in the business, financial condition, operations or results of operations of Seller or the Business;

            5.5.2 any damage, destruction or loss, whether covered by
                  insurance or not, materially and adversely affecting the properties of Seller or the Business;

            5.5.3 any declaration, setting aside or payment of any dividend to any shareholder (whether in cash, stock or property) in respect of the capital of Seller;

            5.5.4 any increase in the compensation or granting of bonuses payable or to become payable by Seller to any shareholders,

                  directors, officers or employees of Seller, except increases or grants occurring in the ordinary course of business and in accordance with past practice;

            5.5.5 any sale or transfer by Seller of any tangible or
                  intangible asset, any mortgage or pledge or creation of any security interest, lien or encumbrance of or in any such asset, any lease (capital or operating) of real property or equipment, or any cancellation of any debt or claim, all except in the ordinary course of business;

            5.5.6 any other transaction not in the ordinary course of
                  business; or

            5.5.7 any change in accounting methods or principles.

      5.6   INVENTORY.  Since December 31, 1996, Seller has maintained its
            ---------
            inventories of raw materials, work in process, finished goods, merchandise, supplies and packaging materials in a normal and customary manner consistent with prior practice and its inventory policy as set forth on Schedule 5.6. Schedule 5.6 sets forth a listing of each location at which Inventory of Seller is, or is customarily, maintained. No Inventory has been consigned, i.e., delivered but not sold or sold with an unlimited right of return, to any customer, except as set forth on Schedule 5.6.

      5.7   TAX REPORTS AND PAYMENTS.  (a) Seller has accurately prepared and
            ------------------------
            timely filed (or will accurately prepare and timely file) with each applicable Governmental Authority all reports and returns of every kind for Taxes required to be filed by it with respect to the Business, and has duly paid all such Taxes due to or claimed to be due by each such Governmental Authority, (b) Buyer has received true, complete and correct copies of all income and other returns of Seller made to all Governmental Authorities with respect to income taxes for the periods ended December 31, 1992 through 1996 and for any interim period after December 31, 1996 ending on or before the Closing Date, (c) no Governmental Authority is now asserting or, to the knowledge of Seller, threatening to assert against Seller any deficiency or claim for additional Taxes, (d) no state, provincial, local or foreign Governmental Authority in a jurisdiction in which Seller has not filed a return has claimed, or is investigating whether, Seller is liable for Taxes in such taxing jurisdiction, (e) there are no agreements for the extension or waiver of the time for assessment of any Taxes relating to the Assets or the Business for any period ending on or prior to the Closing Date and Seller has not been requested to enter into any such agreement or waiver, (f) all Taxes relating to the Assets and the Business that Seller is required by law to withhold or collect (including without limitation sales and use taxes, and employment and income taxes relating to payments to employees or others) have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable, (g) Seller is not now, nor has ever been, a party to any Tax allocation, sharing, indemnification, or similar agreement that could result in any liability to Buyer as a result of the acquisition of the Assets or Business, (h) Seller has paid all workers' compensation and unemployment compensation premiums due to date, and (i) Seller has properly completed and filed all sales tax exemption certificates for sales where tax was not charged.

      5.8   LEASES.  Seller has furnished or made available to Buyer copies
            ------
            of all material leases and subleases of personal or real property used in the Business, all of which are listed on
            Schedule 5.8. All material leases are in full force and effect and there has been no breach of any such lease by any Seller or, to Seller's knowledge, any other party thereto.

      5.9   TANGIBLE PERSONAL PROPERTY.  Except as set forth on Schedule 5.9,
            --------------------------
            Seller has good and marketable title to all of its owned personal property used in the Business, free and clear of all liens, claims, encumbrances and restrictions, except Permitted Liens. To the extent not covered by adequate reserves therefor, all Equipment (including without limitation office equipment and the like) reflected in the Financial Statements is in good operating condition and repair for the purposes for which they are presently employed by Seller. To the best of Seller's knowledge there is no condition of the Equipment which would require any material expenditure for repair or replacement for use consistent with prior practice. Except as set forth on
            Schedule 5.9 attached hereto, all such property has been maintained in accordance with maintenance procedures consistent with prior practice of Seller. Schedule 5.9 also discloses the existence of any liens, claims, charges, encumbrances and restrictions imposed upon or relating to all such property or to which such property is subject. Permitted Liens shall include only such liens, claims, charges, encumbrances and restrictions shown on the Statement of Net Asset Value (and only to the extent shown thereon) and such other encumbrances consented to by Buyer in writing prior to Closing.

      5.10  REAL ESTATE.
            -----------

            5.10.1 Schedule 5.10 sets forth accurate legal descriptions of the Real Estate, of which Seller is the legal and equitable owner of good and marketable title in fee simple absolute, including the buildings, structures fixtures and improvements situated thereon and appurtenances thereto, in each case free and clear of all tenancies and other possessory interests, security interests, conditional sale or other title retention agreements, liens, encumbrances, mortgages, pledges, assessments, easements, rights of way, covenants, restrictions, reservations, options, rights of first refusal, defects in title, encroachments and other burdens, except for Permitted Liens. Seller is in possession of the entire parcels of the Real Estate. Permitted Liens shall include only (i) such interests, agreements, liens, encumbrances, mortgages, pledges, assessments, easements, rights of way, covenants restrictions, reservations, options, rights of first refusal, defects, encroachments and other burdens as consented to by Buyer in writing prior to Closing and (ii) any lien, claim, charge, encumbrance or restriction removed prior to the Closing Date.

            5.10.2 All contracts, agreements, options and undertakings affecting the Real Estate are set forth on Schedule 5.10 and are legally valid and binding and in full force and effect and there are no defaults, offsets, counterclaims or defenses thereunder and Seller has received no notice that any such defaults, offsets, counterclaims or defenses exist thereunder. Seller has delivered or made available to Buyer correct and complete copies of all such contracts, agreements, options and undertakings.

            5.10.3 No portion of the Real Estate has been condemned, requisitioned or otherwise taken by any Governmental Authority, and no notice of any such condemnation, requisition or taking has been received, and, to Seller's knowledge, no such condemnation, requisition or taking is threatened or contemplated. Seller has no knowledge of any public improvements which may result in special assessments against or otherwise affecting the Real Estate.

            5.10.4 The Real Estate is in good operating condition and repair for the purposes for which it is presently employed by Seller (reasonable wear and tear excepted).

            5.10.5 The Real Estate is in material compliance with all applicable zoning, building, health, fire, water, use or similar Applicable Laws. The zoning of the Real Estate permits the existing improvements and the continuation following consummation of the transactions contemplated hereby of the Business as presently conducted thereon. Seller has all certificates of occupancy and authorizations required to utilize the Real Estate. Seller has all easements and rights necessary to conduct the Business, including all easements for all utilities, services, roadway and other means of ingress and egress. To the knowledge of Seller, no fact or condition exists which would result in termination or impairment of, or permit any third party to terminate or impair, access to the Real Estate or the discontinuance of, or permit any third party to discontinue, sewer, water, electric, gas, telephone, waste disposal or other utilities services.

            5.10.6 Seller has delivered or made available to Buyer accurate, correct and complete copies of all title insurance policies, title reports, surveys and asset appraisals, if any, pertaining to the Real Estate.

      5.11  INTELLECTUAL PROPERTY.
            ---------------------

            5.11.1 All Relevant Intellectual Property used in the Business and capable of being listed is listed or incorporated by reference on Schedule 5.11 attached hereto and, except as noted on Schedule 5.11, is, or will be as of Closing, owned by Seller.

            5.11.2 The Relevant Intellectual Property is free of any liens or encumbrances. To the knowledge of Seller, no one is infringing upon any rights of Seller with respect to any Relevant Intellectual Property.

            5.11.3 Seller does not require any Intellectual Property that it does not already have, in order to conduct the Business as currently conducted.

            5.11.4 The Intellectual Property conveyed hereunder along with the services provided under the Continuing Services Agreement to be delivered at Closing pursuant to Section 20 shall be adequate for Buyer to conduct the Business as presently conducted by Seller.

            5.11.5 To the knowledge of Seller, no actions for annulment or cancellation are pending or threatened with respect to the Intellectual Property listed on Schedule 5.11 and no actions for recovery have been made or threatened.

            5.11.6 To the knowledge of Seller, Seller is not infringing on Intellectual Property rights of third parties, nor has Seller been accused of doing so by a third party. To the knowledge of Seller there exists no circumstance which might entitle a licensor of any Intellectual Property listed on Schedule 5.11 to terminate or prohibit the assignment of such license other than the imposition of additional fees to maintain or transfer such licenses.

            5.11.7 No shareholder, director, officer, or, to the Seller's knowledge, employee of Seller owns, directly or indirectly, in whole or in part, any Intellectual

                    Property rights which Seller uses, has used or the use of which is necessary for the conduct of the Business as presently conducted, except as listed or described in
                    Schedule 5.11.

            5.11.8 Except as set forth in Schedule 5.11 or otherwise disclosed pursuant to this Agreement, there are no agreements relating to or affecting Relevant Intellectual Property or the use or ownership of any Relevant Intellectual Property by Seller, including, but not limited to, confidentiality and non-disclosure agreements, assignments or agreements to assign, development agreements, settlement agreements, and the like.

            5.11.9 Except as set forth in Schedule 5.11, Seller is not subject to any right to compensation belonging to former and current employees for inventions used in the Business and that compensation paid with respect to any such rights which may exist have been accurately reflected in the Financial Statements.

            5.11.10 All charges, fees and taxes relating to the Relevant
                    Intellectual Property have been duly and timely paid.

      5.12  MATERIAL CONTRACTS.
            ------------------

            5.12.1 Schedule 5.12 attached hereto sets forth a list of all of the following Contracts or arrangements by which Seller is bound:

                    (i) any Contract relating to the employment of any person by Seller, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other similar employee benefit plan;

                    (ii) any loan or advance to, or investment in any other person or any Contract relating to the making of any such loan, advance or investment;

                    (iii) any guarantee or other contingent liability with respect of any indebtedness or obligation of any other person;

                    (iv) any management, service, consulting or any other similar arrangement, or any noncompetition agreement;

                    (v) other than purchase contracts or open purchase orders relating to trade payables, any agreement which by its terms involves the future payment by or to Seller of an amount equivalent to $25,000 or more, as of the Economic Transfer Date;

                    (vi) any Contract limiting the freedom of Seller to engage in any line of business or to compete with any other person;

                    (vii) any Contract for the purchase of raw materials or supplies for, or the furnishing of services to, the Business,

                           (A)  for which, to the knowledge of Seller,
                                comparable goods or services are not
                                readily available in the ordinary course of business, at prices at or similar to those which Seller has agreed to pay under such Contract, or

                           (B) the quantities of which are in excess of the normal operating requirements of the Business;

                    (viii) any distributor, sales representative or
                           agency agreements to which Seller is a party, regardless of amounts involved;

                    (ix) any Contract not entered into in the ordinary course of business which is not cancelable without penalty within 30 days;

                    (x)    any power of attorney granted by or to Seller;
                           or

                    (xi) any lease, conditional sales or other agreement pursuant to which Seller leases, has purchased or sold or holds possession of, but not title to, any real or personal property, whether as lessor, lessee, purchaser, seller, bailee, pledgee or the like.

            5.12.2  Except as set forth therein, each Contract listed on
                    Schedule 5.12 is in full force and effect and there exists no default nor, to the knowledge of Seller, no event, occurrence, condition or act (other than the Closing of the purchase of the Assets) exists or will exist at Closing which, with the giving of notice or the lapse of time, would become a default thereunder. Other than as noted above, and except as set forth in Schedule 5.12, Seller is not in material violation of any of the terms or conditions of any Contract listed therein, and, to the knowledge of Seller, all of the covenants to be performed by any other party thereto have been fully performed. Other than in the ordinary course of business, Seller has not incurred and will incur no cost, expense, liability or obligation under any Contract which is not expressly contemplated in writing in such Contract.

      5.13  EMPLOYEE MATTERS.
            ----------------

            5.13.1 Seller has delivered to Buyer, on or prior to the date hereof, a list of each person who was an employee of the Seller who earned more than $75,000 annually as of December 31, 1996, including each such person's (i) name, (ii) total period of employment, (iii) current position or job classification, and (iv) employer. As soon as practicable after the date hereof, Seller shall provide Buyer with a separate, confidential list of wage or salary and bonus information for each Employee.

            5.13.2 Except as set forth in Schedule 5.13.2, there are no collective bargaining or other labor union agreements applicable to any employees of Seller. No material work stoppage or material labor dispute against the Seller or the Business is pending or threatened, and, to Seller's knowledge, there is no organizational activity currently underway with respect to the Business.

            5.13.3 Except as set forth in Schedule 5.13.3, to its knowledge Seller is not engaged in, and Seller has not received any written notice of any grievance under any collective bargaining agreement or any claim relating to, any unfair labor practice, human rights violation, employment discrimination practice or the like related to the Business and no such complaints are pending before the National Labor Relations Board or any other Governmental Authority.

      5.14  EMPLOYEE BENEFITS.
            -----------------

            5.14.1 Schedule 5.14.1 lists each Employee Benefit which or to which Seller sponsors, maintains or to which Seller contributes or is obligated to contribute or under which Seller or, any sponsor may have any liability and under which any employee or former employee of the Seller (or their respective beneficiaries or dependents) is eligible to participate or accrue a benefit (each, an "Employee Benefit Plan"). Except as set forth in Schedule 5.14.1, (i) each Employee Benefit Plan complies in all material respects, and has been operated and administered in all material respects, in accordance with all applicable requirements of all applicable laws and regulations of any Governmental Authority, including ERISA and the Code, (ii) no "reportable event", "prohibited transaction" (as such terms are defined in ERISA and the Code, as applicable) or full or partial termination has occurred (other than any full or partial termination caused by the transactions contemplated by this Agreement), whether under Title IV of ERISA or otherwise, with respect to any Employee Benefit Plan and (iii) Seller is not obligated to pay any additional amounts to, or pursuant to, and has not guaranteed the obligations of any Employee Benefit Plan or related trust. Each ERISA Plan and related funding arrangement intended to so qualify under Sections 401(a) and 501(a), respectively, of the Code has received a ruling or determination letter concluding that such ERISA Plan so qualifies, and, to Seller's knowledge, no event has occurred, amendment been adopted or action been taken or not taken that would cause such ERISA Plan to lose its tax-qualified status.

            5.14.2 Seller has delivered or made available to Buyer, on or prior to the date hereof, copies of each Employee Benefit Plan and any amendments thereto and any related trust agreement, funding agreement and insurance contract relating thereto and, if applicable (i) the most recent actuarial valuation reports for the past three years, (ii) the last three years' filed Form 5500 or 5500-C (and Form 5500-R if last filed) and all schedules thereto, (iii) the summary plan description currently in effect for each Employee Benefit Plan and all material modifications thereto, (iv) the last three years' summary annual report issued to participants with respect to each Employee Benefit Plan, (v) the last three years' financial statements for each Employee Benefit Plan and its related trust, if any, (vi) the most recent determination letter issued with respect to each Employee Benefit Plan, and (vii) the most recent premium filings with the Pension Benefit Guaranty Corporation covering or related to an Employee Benefit Plan.

            5.14.3 All contributions required under applicable law or an Employee Benefit Plan to be made on or prior to the date hereof by Seller to an Employee Benefit Plan have been made within the time prescribed by such law or Employee Benefit Plan. There does not exist any accumulated funding deficiency within the meaning of either Section 412 of the Code or Section 302 of ERISA as to any ERISA Plan, nor would there exist any such deficiency but for the application of the minimum funding standards imposed by the Code with respect to any such ERISA Plan. The fair market value of the assets of each ERISA Plan that is a funded defined benefit pension plan equals or exceeds the actuarial present value of all accrued benefits under such ERISA Plan, including early retirement subsidies, plant closing benefits and all other amounts considered to be benefit liabilities upon a standard termination of a defined benefit plan subject to Title IV of ERISA with the said actuarial present value being determined by application of the actuarial methods and assumptions applied by such ERISA Plan's enrolled actuary at the most recent annual valuation of such ERISA Plan, plus all administrative expenses, fiduciaries' fees and similar charges payable by such ERISA Plan, plus all Taxes, if any, payable from plan assets.

            5.14.4 (i)  No ERISA Plan is a "multiple employer" plan within the meaning of Section 4063 or 4064 of ERISA, and
                        (ii) no ERISA Plan is a

                        "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

            5.14.5 Except as set forth in Schedule 5.14.5, the consummation of the transactions contemplated by this Agreement will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable by the Buyer to or in respect of any employee or former employee of the Seller or any beneficiary or dependent thereof.

            5.14.6 The costs of all Employee Benefits which are paid currently by Seller are reflected as expenses in the Financial Statements; and the cost of such Employee Benefits which are, in whole or in part, not paid currently are adequately reserved for in the Financial Statements.

            5.14.7 No Employee Benefit provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any ERISA Plan, (iii) deferred compensation accrued on the Financial Statements, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary)). If an employee benefit is designed to satisfy the requirements of Section 125,
                        Section 401, Section 401(k), Section 409, Section 501(c)(9), Section 4975(e)(7), and/or Section 4980B
                        of the Code, the Employee Benefit satisfies such section. No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for Seller.

      5.15  LITIGATION.  Except as set forth on Schedule 5.15 attached
            ----------
            hereto, there are no legal actions, suits, arbitrations or other legal, administrative or other governmental proceedings or investigations pending or, to the knowledge of Seller, threatened against Seller arising out of the Business. Seller is not subject to any judgment, order or decree entered in a lawsuit or proceeding which might have a material adverse effect on the Business or render it unable in any material respect to acquire any property or conduct business in any jurisdiction.

      5.16  COMPLIANCE WITH LAWS.  Except as set forth on Schedule 5.16
            --------------------
            attached hereto, and except for Environmental Laws addressed in
            Section 5.18, Seller is in compliance in all material respects with all Applicable Laws.

      5.17  PERMITS, CERTIFICATIONS AND LICENSES.  Each Operating Permit
            ------------------------------------
            required to be obtained for the operation of the Business is in full force and effect. To the knowledge of Seller, there is no threatened or pending action which would result in any revocation of any Operating Permit which would materially and adversely affect the operation of the Business as presently conducted.

      5.18  ENVIRONMENTAL LAWS.  Except as disclosed in the Dames & Moore
            ------------------
            Report or as otherwise set forth on Schedule 5.18 attached hereto, to the Seller's knowledge, Seller has been for the past five (5) years, and is, in material compliance with all Environmental Laws. Seller is not aware of any pending or threatened environmental investigation or proceeding with respect to the operation of the Business. Except as set forth on Schedule 5.18, there is and, within the last 5 years, to the Seller's knowledge, there has been no current or past usage or practice of the Business with respect to any Hazardous Substances which may reasonably support a claim or cause of action against Seller under Applicable Law.

      5.19  INSURANCE.  Schedule 5.19 attached hereto contains an accurate
            ---------
            and complete list of insurance policies which Seller maintains with respect to the Business or its properties or employees. Since December 31, 1996, there has not been any material adverse change in Seller's relationships with its insurers or in its premiums payable pursuant to such policies.

      5.20  ACCOUNTS RECEIVABLE.  To the best of Seller's knowledge none of
            -------------------
            the accounts receivable, unbilled invoices or debts due to Seller (other than those owing by any Affiliate) is subject to any counterclaim or offset, except to the extent of any recorded general allowance or reserve.

      5.21  BOOKS AND RECORDS.  The minute books, or similar books of
            -----------------
            proceedings, of Seller, as previously made available to Buyer, contain full and complete minutes of all annual, special and other meetings (or written consents in lieu thereof) of Seller and have been kept in accordance with Applicable Law; the signatures on such minutes and written consents are the true signatures of the persons purporting to have signed them. The business records of Seller are true and complete, reflect all transactions of the Seller undertaken in the course of carrying on the Business.

      5.22  TRANSACTIONS WITH RELATED PARTIES.  Except as set forth on
            ---------------------------------
            Schedule 5.22 attached hereto, Seller is not a party to any transaction or proposed transaction, including, without limitation, the leasing of property, the purchase or sale of raw materials or finished goods, or the furnishing of services, with any Affiliate.

      5.23  NO UNDISCLOSED LIABILITIES. Seller is not subject to any known
            --------------------------
            Liability or obligation, including without limitation any Contract, except (i) as disclosed in the Schedules hereto or reflected in the Financial Statements (if the nature and amount thereof is required to be disclosed in such Schedules or Financial Statements) and (ii) for liabilities or obligations arising or incurred in the ordinary course of operation of the Business since December 31, 1996 and then only as consistent with the past practices of Seller.

      5.24  PRODUCT WARRANTY.  To the Seller's knowledge, all products sold
            ----------------
            by Seller have in all material respects been manufactured in conformity with all applicable laws, contractual commitments and all express or implied warranties. Warranty claims have been, and will be through the Closing Date, handled in a normal and customary manner consistent with the prior practice of the Business.

      5.25  MAJOR CUSTOMERS AND SUPPLIERS.
            -----------------------------

            5.25.1 Schedule 5.25 attached hereto contains a list of the ten
                   (10) largest customers of Seller, showing the total amount of net sales to each such customer for the fiscal year 1996.

            5.25.2 Schedule 5.25 contains a list of the ten (10) largest suppliers to Seller, showing the total amount of purchases from each such supplier for the fiscal year 1996.

      5.26  PROSPECTIVE CHANGES.  To the Seller's knowledge, there are no
            -------------------
            impending changes in the Business or in the relationships of Seller with its customers or suppliers, or in any governmental actions or relations affecting the Business, which if one or more should occur, could have a material adverse effect on the financial condition or results of operation of the Business.

      5.27  MATERIAL OMISSIONS.  To the Seller's knowledge, no
            ------------------
            representation or warranty by Seller in this Agreement nor any statement, document, certificate or schedule furnished or to be furnished by Seller to Buyer pursuant to this Agreement or in connection with the transactions contemplated herein contains or will contain any untrue statement of material fact or omits or will omit a material fact necessary to make the statements contained therein not misleading in light of the circumstances.


6.    BUYER'S REPRESENTATIONS

      Buyer represents and warrants to Seller as follows and acknowledges that the same shall be true as of the date hereof and of the Closing Date and shall survive the Closing of this transaction in accordance with Section 23 of this Agreement:

      6.1   ORGANIZATION OF BUYER.  Buyer is a corporation organized, validly
            ---------------------
            existing and in good standing under the laws of the State of Delaware.

      6.2   VALID AND ENFORCEABLE AGREEMENT.  Buyer has full corporate power,
            -------------------------------
            legal right and authority to enter into, execute and deliver this Agreement and any ancillary instruments and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by Buyer by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and is, and when executed and delivered, each ancillary instrument contemplated hereby will be, the legal, valid and binding obligation of Buyer enforceable in accordance with its respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general equitable principles.

      6.3   NO VIOLATION.  Neither the execution and the delivery of this
            ------------
            Agreement, nor the consummation of the transactions contemplated hereby, will (i) subject to expiration or termination of the waiting period under the Hart-Scott-Rodino Act, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject, or (ii) conflict with the Certificate of Incorporation or By-Laws of Buyer. Other than any notice that may be required under the Hart-Scott-Rodino Act, Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority to consummate the transactions contemplated by this Agreement.


7.    ACTIONS FOLLOWING EXECUTION

      The parties hereto agree that from the date hereof to the Closing Date or, if no Closing shall take place, to the date of termination of this
      Agreement:

      7.1   OPERATIONS.  Without the written consent of Buyer, Seller:
            ----------

            (i) shall only conduct the Business in the ordinary course and in accordance with its operational and capital plans as exist on the date hereof;

            (ii) shall not enter into any transaction or perform any act or refuse or fail to do so, which action or inaction would constitute a breach of the representations, warranties or covenants contained herein, or would be inconsistent with prior practice of the Business;

            (iii) shall only pay creditors of the Business consistent with prior practice and the normal course of dealing with such creditors; and

            (iv) shall use commercially reasonable efforts to preserve the business organization of Seller intact and to keep available to Buyer the services of its present employees.

            The Buyer and its designated representatives will promptly respond to all notifications by Seller hereunder and shall not unreasonably withhold consent under this Section 7.1, so long as such actions do not adversely affect the conduct of the Business as presently carried on by Seller, or its profitability, operations, financing or value.

      7.2   MAINTENANCE OF ASSETS.  Seller shall maintain the Assets in
            ---------------------
            accordance with prior practice. Seller shall not remove, retire or sell any of its material Assets, without the consent of Buyer, outside the ordinary course of business or inconsistent with prior practice of the Business.

      7.3   ACCESS TO RECORDS AND FACILITIES.  Seller will make available to
            --------------------------------
            Buyer and its designated representatives, all of the books and records relating to its Business and Seller and its employees shall cooperate fully with Buyer in its examination and inspection of the same. Buyer and its designated representatives shall be given full access during regular business hours to the Seller's facilities.

      7.4   FURTHER ASSURANCES.  At any time after the Closing Date, Seller
            ------------------
            and Buyer shall and shall cause their respective Affiliates promptly to, execute, acknowledge and deliver any other documents or instruments reasonably requested by Seller or Buyer, as the case may be, to satisfy their respective obligations hereunder or to obtain the benefits contemplated hereby.

      7.5   COVENANT NOT-TO-COMPETE.
            -----------------------

            7.5.1 Seller and CRLI acknowledge and agree that the value to
                  Buyer of the transactions contemplated by this agreement would be substantially diminished if Seller or any of its Affiliates were to enter into certain business activities, and Seller and CRLI have agreed to the covenant in this
                  Section 7.5 as an inducement to Buyer to enter into this Agreement. Seller and CRLI specifically acknowledge and agree that the covenants in this Section 7.5 are commercially reasonable and reasonably necessary to protect the interests Buyer intends to acquire hereunder. If any court of competent jurisdiction shall in any proceedings refuse to enforce such covenant, in whole or in part, because the time limit or geographical extent applicable thereto is deemed unreasonable in the jurisdiction, it is expressly understood and agreed that such covenant shall not be void. Instead, for the purpose of such proceedings, such temporal or geographic limitations shall be deemed to be reduced to the extent necessary to permit the enforcement of such covenant in the particular jurisdiction.

            7.5.2 For a period of five years following the Closing Date,
                  Seller, CRLI and each Affiliate (for so long as they remain an Affiliate) shall not engage directly or indirectly in the business of manufacturing or selling air compressors in North America; provided, however, that Seller and any Affiliate may:

                  (a) maintain and continue their operations in accordance with current and past practice, except as relates to the Business;

                  (b) acquire securities and other interests in any entity as investments of any Employee Benefit Plan of Seller or any Affiliate;

                  (c) acquire up to 5% of the outstanding securities and other interests in any entity;

                  (d) acquire any securities and other interests in any entity if the revenues of such entity that are attributable to businesses that compete directly with the current business of the Seller does not exceed 10% of such entity's total annual revenues; or

                  (e) perform any act or conduct any business contemplated by this Agreement.

            7.5.3 The parties agree that money damages would be an inadequate remedy for a violation of the covenant set forth in this
                  Section 7.5. Accordingly, Buyer shall be entitled, in addition to any other rights and remedies that it may have, to injunction relief to enjoin any such breach.

      7.6   RELEASE FROM GUARANTEES.  Buyer and Seller shall use their
            -----------------------
            reasonable efforts to secure, effective as of the Closing Date, full releases for Seller and any Affiliate under letters of credit, bank guarantees, surety bonds, foreign exchange contracts and other obligations listed in Schedule 7.6. After the Closing Date, Buyer shall indemnify, defend and hold Seller and its Affiliates harmless from and against all damage attributable to any of the obligations listed in Schedule 7.6 which remain outstanding following such date. Each party shall pay its own costs in connection with seeking and obtaining such releases, but if any additional or different payments or terms are imposed by any obligees in connection therewith, the costs or the performance thereof shall be borne by Seller, unless otherwise agreed by Buyer.

      7.7   SUPPLEMENTS TO SCHEDULES.  Each party hereto shall notify the
            ------------------------
            other of any development(s) which might or shall constitute a material breach of any of the warranties and representations in
            Article 5. In the event of such a notice, Seller shall have 10 days to cure the breach in question. Seller and Buyer agree that, in the event Seller is unable or elects not to cure such breach within such 10-day period, they will negotiate in good faith to determine an adjustment to the Purchase Price appropriate to reflect the breach in question. If Seller and Buyer are unable to agree upon such an adjustment to the Purchase Price within 5 days of the end of the aforesaid 10-day period, Buyer shall have the right to terminate this Agreement. If Buyer does not exercise such right to terminate within 2 business days of the end of the aforesaid 5-day period, Buyer shall not have exercised its right to terminate this Agreement, the written notice shall be deemed to have amended this Agreement and the relevant schedules attached thereto, to have qualified the representations and warranties contained in
            Article 5 above, or to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such development, and the party making the warranty or representation shall continue to use its reasonable efforts to obtain fulfillment of all conditions to Closing set forth in
            Section 10 and 11 hereof, including the cure of the actual or potential breach to which reference is made in the notice.

      7.8   GOVERNMENTAL FILINGS.  Promptly after the date hereof, Buyer and
            --------------------
            Seller's ultimate parent entity shall file with the Federal Trade Commission and the United States Department of Justice the notification required to be filed with respect to the transactions contemplated by this Agreement. Such parties shall file promptly any additional information reasonably requested and shall use their respective reasonable best efforts to secure such approvals.

      7.9   CHANGE OF SELLER'S NAME.  Promptly following Closing, Seller
            -----------------------
            shall change its name so that the name "Champion Pneumatic" shall be available for use by Buyer or any Affiliate in the conduct of the Business.

      7.10  SURVEY.  Seller will procure current surveys of the Real Estate
            ------
            certified to Buyer, prepared by licensed surveyors and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Surveys"). The Surveys shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

      7.11  TITLE INSURANCE.  Seller will obtain ALTA Owners Policies of
            ---------------
            Title Insurance Form B-1987 (or equivalent policy reasonably acceptable to the Buyer if a Form B-1987 Policy is not available in Illinois) issued by a title insurer reasonably satisfactory to the Buyer, in such amount as Buyer may reasonably determine to be the fair market value of such Real Estate (including all improvements located thereon), insuring title to such Real Estate in the Buyer, subject only to exception consented to by Buyer in writing prior to Closing.

            Such title policy shall (A) insure title to the Real Estate and all recorded easements benefitting such real property, (B) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (C) contain an ALTA Zoning Endorsement 3.1 (or equivalent), and (D) contain an endorsement insuring that the real property described in the title policy is the same real estate as shown on the Survey.

8.    COVENANTS OF SELLER

      In connection with the transactions contemplated in this Agreement, Seller agrees to perform the following actions or to enter into the following agreements:

      8.1   FURTHER DOCUMENTS AND ASSURANCES.  At any time and from time to
            --------------------------------
            time after the Closing Date, Seller shall, upon request of Buyer, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to fulfill the conditions set forth in Article 10 and to carry out the transactions contemplated herein and to permit Buyer to enjoy its rights and benefits hereunder.

      8.2   NO IMPAIRMENT OF TRANSACTION.  Seller shall take no action which
            ----------------------------
            would impair or prevent the consummation of the transactions contemplated by this Agreement, except as permitted by this Agreement.

      8.3   COMPLIANCE BY SELLER.  Seller and CRLI shall take all actions
            --------------------
            necessary or appropriate to cause Seller to perform all acts imposed upon Seller hereunder and to refrain from violating any provision hereof.

      8.4   COMPLIANCE WITH BULK SALES LAWS.  Except for Assumed Liabilities,
            -------------------------------
            Seller will indemnify and hold Buyer harmless with respect to any liability resulting from the failure to comply with any and all applicable bulk sales laws.

      8.5   PRINCETON REAL ESTATE REMEDIAL WORK.  With respect to the matters
            -----------------------------------
            disclosed in the Dames & Moore Report and the report dated December 19, 1997 of SECOR International, and such other conditions existing prior to the Closing Date (including any further migration of such conditions) as may be identified pursuant to the investigation and remedial activities referred to in this paragraph, in connection with the presence, suspected presence, release or suspected release of a Hazardous Substance in, on, under or about the Princeton Real Estate (or any portion thereof)("Pre-closing Environmental Conditions"), Seller shall take all reasonable remedial actions, including starting a voluntary remediation program, so as to obtain a "No Further Remediation" letter for industrial/commercial use from the Illinois Environmental Protection Agency ("IEPA") under
            Illinois' Site Remediation Program ("Princeton Real Estate Remedial Work"). Provided that Buyer gives Seller appropriate access to the Princeton Real Estate and otherwise reasonably cooperates with Seller (at Seller's cost), Seller shall within sixty (60) days after Closing, or as soon thereafter as weather permits (or such shorter period as may be required under any Applicable Law or agreement), commence or cause to be commenced, perform and thereafter diligently pursue to completion, all such Princeton Real Estate Remedial Work. Seller shall keep Buyer fully informed with respect to activities associated with the Princeton Real Estate Remedial Work, and in that regard shall furnish to Buyer copies of all significant correspondence to and from the IEPA, together with drafts of the remediation work plan to be submitted to the IEPA and any significant modifications thereto and the final work plan to be followed relating to the Princeton Real Estate Remedial Work. Seller shall provide reasonable advance notice to Buyer of any remedial work, including the Princeton Real Estate Remedial Work, to be performed under this Agreement. In designing and implementing any remedial work, Seller shall take all reasonably available measures to avoid or minimize any adverse impact on operation of the Business or value of any Real Estate. All costs and expenses associated with such Princeton Real Estate Remedial Work shall be paid by Seller including, without limitation, the charges of such contractors and/or the consulting engineer, all administrative costs of the IEPA, and the reasonable consultant or attorneys' fees and costs incurred by Buyer in connection with review of such Princeton Real Estate Remedial Work. Without limiting Seller's other indemnity obligations under this Agreement, Seller shall remain responsible, and protect, hold harmless and indemnify Buyer with respect to all claims or liabilities under Environmental Laws respecting Pre-closing Environmental Conditions, until Seller has obtained a "No Further Remediation" letter from IEPA as referenced above, or in the absence of Seller obtaining such letter, in perpetuity. Once such "No Further Remediation" letter is received, all of Seller's obligations under this paragraph shall be discharged and Buyer agrees to fully comply with any site safety program or similar restrictions consistent with industrial/commercial use contained in such letter.


9.    COVENANTS OF BUYER

      In connection with the transactions contemplated in this Agreement, Buyer agrees to perform the following actions or to enter into the following agreements:

      9.1   FURTHER DOCUMENTS AND ASSURANCES.  At any time and from time to
            --------------------------------
            time after the Closing Date, Buyer shall, upon request of Seller, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to fulfill the conditions set forth in Article 11 and to carry out the transactions contemplated herein and to permit Seller to enjoy their rights and benefits hereunder.

      9.2   NO IMPAIRMENT OF TRANSACTION.  Buyer shall take no action which
            ----------------------------
            would impair or prevent the consummation of the transactions contemplated by this Agreement, except as permitted by this Agreement.

      9.3   COMPLIANCE BY BUYER.  Buyer shall take all actions necessary or
            -------------------
            appropriate to cause Buyer to perform all acts imposed upon Buyer hereunder and to refrain from violating any provision hereof.

10.   CONDITIONS PRECEDENT TO OBLIGATION OF BUYER

      The obligations of Buyer hereunder are subject to fulfillment prior to or at Closing of each of the following conditions:

      10.1  REPRESENTATIONS AND WARRANTIES; COVENANTS.  Each of the
            -----------------------------------------
            representations and warranties made by Seller in this Agreement or in any instrument, schedule, certificate or writing delivered by Seller pursuant to this Agreement, shall be true and correct when made and shall be true and correct at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date. Seller and CRLI shall have performed and complied with all covenants and agreements required by this Agreement to be performed by either of them prior to or at the Closing.

      10.2  CERTIFIED COPY OF RESOLUTIONS.  Seller shall have delivered to
            -----------------------------
            Buyer a certified copy of resolutions adopted by Seller and its shareholder authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      10.3  ANTITRUST INJUNCTIONS.  The applicable waiting periods (including
            ---------------------
            any extensions) under the Hart-Scott-Rodino Act shall have expired or been terminated. No injunctions or other similar relief shall have been issued restricting or prohibiting the transactions contemplated by this Agreement.

      10.4  CERTAIN APPROVALS.  All governmental and other consents and
            -----------------
            approvals, if any, necessary to permit the consummation of the transactions contemplated under this Agreement shall have been received. Seller shall use its best efforts to obtain such consents and approvals prior to the Closing.

      10.5  DUE DILIGENCE.  The results of Buyer's due diligence
            -------------
            investigation shall be satisfactory to Buyer in its sole and absolute discretion.

      10.6  ADVERSE CHANGE.  There shall have been no material adverse change
            --------------
            in the business, assets, operations, financial condition or prospects of Seller from December 31, 1996 to the Closing Date and no event shall have occurred which, with the passage of time, the giving of notice or otherwise, could reasonably be expected to result in any such adverse change.

      10.7  ENVIRONMENTAL ASSESSMENT. The results of any inspections, soil
            ------------------------
            test borings, soil tests, drainage tests, surveys, topographical analyses, engineering studies or other investigations performed or obtained by Buyer shall not have disclosed evidence of Hazardous Materials in or on any of the Real Estate other than incidental amounts used or managed in the ordinary course of business in compliance with applicable Environmental Laws or other than disclosed in the Dames & Moore Report or Schedule
            5.18. Buyer shall not have discovered any evidence that there are existing material violations of any Environmental Law or that any requisite environmental license or permit or any occupancy, use or building permits or other approvals from any Governmental Authority are currently required for the continued operation of the Real Estate or the Business which have not been obtained or are not in effect. In order to enable Buyer to conduct a due diligence investigation, Seller shall provide Buyer (including its employees and agents, and its professional advisors) with the right to conduct inspections, soil test borings, soil tests, drainage tests, surveys, topographical analyses, engineering studies, and investigations, together with access to all environmental files, licenses, permits, permit applications, consultant reports, notices from local, state, and federal governmental entities, environmental audit and inspection reports, insurance files, and other information, necessary for Buyer to assess the environmental status of the Real Estate. Buyer shall provide Seller with a copy of all reports prepared in the course of such investigations.

      10.8  OTHER MATTERS.  All corporate and other proceedings and actions
            -------------
            taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents, including warranty deeds, assignments and bills of sale mentioned herein or incident to any such transactions shall have been delivered and shall be reasonably satisfactory in form and substance to Buyer and its counsel.


11.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

      The obligations of Seller is subject to fulfillment prior to or at Closing of each of the following conditions:

      11.1  REPRESENTATIONS AND WARRANTIES; COVENANTS.  Each of the
            -----------------------------------------
            representations and warranties made by Buyer in this Agreement or in any instrument, schedule, certificate or writing delivered by Buyer pursuant to this Agreement, shall be true and correct when made and shall be true and correct at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by it prior to or at the Closing.

      11.2  CERTIFIED COPY OF RESOLUTIONS.  Buyer shall have delivered to
            -----------------------------
            Seller a certified copy of resolutions adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      11.3  ANTITRUST INJUNCTIONS.  The applicable waiting periods (including
            ---------------------
            any extensions) under the Hart-Scott-Rodino Act shall have expired or been terminated. No injunctions shall have been issued restricting or prohibiting the transactions contemplated by this Agreement.

      11.4  CERTAIN APPROVALS.  All governmental and other consents and
            -----------------
            approvals, if any, necessary to permit the consummation of the transactions contemplated under this Agreement shall have been received. Buyer shall use its best efforts to obtain such consents and approvals prior to the Closing.

      11.5  OTHER MATTERS.  All corporate and other proceedings and actions
            -------------
            taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents, including warranty deeds, assignments and bills of sale mentioned herein or incident to any such transactions shall have been delivered and shall be reasonably satisfactory in form and substance to Seller and its counsel.


12.   BROKER

      Seller represents and warrants to Buyer that it has dealt with no broker in connection with the sale of the Business. Seller will defend, indemnify and hold Buyer harmless from and against any claim for commissions and all liabilities, costs and expenses in connection therewith, by reason of the assertion of any agreement, understanding or other arrangement with Seller with respect to the transactions contemplated herein.

      Buyer represents and warrants to Seller that it has dealt with no broker in connection with the purchase of the Business. Buyer will defend, indemnify and hold Seller harmless from and against any claim for commission, and all liabilities, costs and expenses in connection therewith, by reason of the assertion of any agreement, understanding or other arrangement with Buyer with respect to the transactions contemplated herein.

13.   EXPENSES AND TAXES

      13.1  SELLER'S EXPENSES.  Seller shall pay all expenses incurred by,
            -----------------
            and all Taxes (including sales and use taxes) imposed upon it relating to the transactions contemplated by this Agreement, including without limitation, the fees and expenses of their respective legal, accounting and financial advisors.

      13.2  BUYER'S EXPENSES.  Buyer shall pay all expenses incurred by, and
            ----------------
            all Taxes imposed upon it relating to the transactions contemplated by this Agreement, including without limitation, the fees and expenses of its legal, accounting and financial advisors.

14.   DAMAGES FOR BREACH OF AGREEMENT

      14.1  BUYER'S CLAIM FOR DAMAGES. Notwithstanding (i) the right of the
            -------------------------
            Buyer to refuse to close the purchase of the Assets in the event of any misrepresentation or breach of a representation, warranty or covenant as provided in Section 10.1 of this Agreement, (ii) that such misrepresentation was made either knowingly, recklessly, negligently or innocently and (iii) that Buyer could have known of such misrepresentation or breach of a representation, warranty or covenant as a result of Buyer's investigation of Seller in connection with the transactions contemplated herein, in the event of any misrepresentation or any breach of any representation, warranty or covenant contained in this Agreement, Buyer shall be entitled to recover from Seller any and all liabilities, losses, damages, claims, costs and expenses, including all reasonable legal fees, incurred by Buyer, by reason of, arising out of or relating in any way to such misrepresentation or breach. Provided, however, if Buyer had knowledge of the misrepresentation or breach of representation, warranty or covenant prior to the Closing Date, Buyer shall not be entitled to recover from Seller any and all liabilities, losses, damages, claims, costs and expenses, including all reasonable legal fees, incurred by Buyer, by reason of, arising out of or relating in any way to such misrepresentation or breach.

      14.2  SELLER'S CLAIM FOR DAMAGES. Notwithstanding (i) the right of the
            --------------------------
            Seller to refuse to close the purchase of the Assets in the event of any misrepresentation or breach of a representation, warranty or covenant as provided in Section 11.1 of this Agreement, (ii) that such misrepresentation was made either knowingly, recklessly, negligently or innocently and (iii) that Seller could have known of such misrepresentation or breach of covenant, in the event of any misrepresentation or any breach of any representation, warranty or covenant contained in this Agreement, Seller shall be entitled to recover from Buyer any and all liabilities, losses, damages, claims, costs and expenses, including all reasonable legal fees, incurred by Buyer, by reason of, arising out of or relating in any way to such misrepresentation or breach. Provided, however, if Seller had knowledge of the misrepresentation or breach of representation, warranty or covenant prior to the Closing Date, Seller shall not be entitled to recover from Buyer any and all liabilities, losses, damages, claims, costs and expenses, including all reasonable legal fees, incurred by Seller, by reason of, arising out of or relating in any way to such misrepresentation or breach.

      14.3  NOTICE OF CLAIM.  Promptly upon discovery of any
            ---------------
            misrepresentation contained in any portion of this Agreement, Buyer or Seller shall give to the other party written notice of such claim, along with the proposed calculation of damages and a full statement of the reasons therefor. Within 30 days following dispatch of such claim, the breaching party shall either pay the amount of the claim to the other or advise the other of the breaching party's intent to dispute such claim, along with a full statement of the reasons therefor. Buyer and the Seller shall thereupon negotiate regarding such disputed claim in an attempt to reach a good faith settlement thereof.

      14.4  LIMITATION ON CLAIMS.
            --------------------

            14.4.1 DEDUCTIBLE.  Seller shall be liable to Buyer for all
                   ----------
                   damages that are indemnifiable pursuant to Section 14.1, and Buyer shall be liable to Seller for damages that are indemnifiable pursuant to Section 14.2, only if the aggregate amount of damages to Buyer or Seller, respectively, exceeds $250,000; provided, however, that once such amount is reached, all amounts payable as compensation for damages hereunder shall be payable.

            14.4.2 LIMIT OF LIABILITY.  The total aggregate liability of
                   ------------------
                   Seller to Buyer for damages that are indemnifiable pursuant to Section 14.1, shall not exceed $2,400,000. The total aggregate liability of Buyer to Seller for damages that are indemnifiable pursuant to Section 14.2, shall not exceed $2,400,000.

            14.4.3 DEDUCTIBLE AND LIMIT EXCLUSIONS.  Notwithstanding anything
                   -------------------------------
                   in Subsections 14.4.1 and 14.4.2 to the contrary, the $250,000 deductible and the $2,400,000 limit shall not be applicable to (a) Seller's failure to pay any Purchase Price Adjustment or Seller's breach of Sections 5.18,
                   7.5, 8.4 or 15.1, or (b) Buyer's failure to pay any Purchase Price Adjustment or Buyer's breach of Sections 7.6, 15.2. or 18.1.

            14.4.4 CONSEQUENTIAL DAMAGES; MITIGATION.  Neither Seller nor
                   ---------------------------------
                   Buyer shall have any obligation to indemnify the other for any damages arising out of any interruption of business, loss of profits, loss of use of facilities, claims of customers, loss of goodwill or other indirect damages, or for damages that are (a) recovered or recoverable from any third party (including any insurer), or (b) offset by tax savings realized on account of such damages by the non-breaching party or any of its Affiliates.

            14.4.5 EXCLUSIVE REMEDY.  This Section 14 sets forth the
                   ----------------
                   exclusive remedy for monetary damages owing from Seller and/or CRLI to Buyer and from Buyer to Seller and/or CRLI that arise from the matters described in Sections 14.1 and 14.2.

            14.4.6 EFFECT OF MATERIALITY QUALIFICATIONS.  For purposes of
                   ------------------------------------
                   determining whether Buyer or Seller are entitled to indemnification under Section 14.1 or 14.2, and whether limitations on claims or on recovery set forth above apply to any demand for indemnification, qualifications as to materiality in individual representations and warranties shall be disregarded.

15.   INDEMNIFICATION OF PARTIES

      15.1  INDEMNIFICATION BY SELLER.  Without limiting any other
            -------------------------
            substantive remedy Buyer may expressly have hereunder, including without limitation those provided in Article 14 hereof, Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against and in respect of any and all liabilities, losses, damages, claims, costs and expenses, including reasonable attorneys' fees, arising from the assertion by any third party against Buyer of (i) any Excluded Liabilities or any claim or demand for payment therefor, or (ii) any claim under Treas. Reg.
            <Sec>1.1502 by the Internal Revenue Service (whenever made) against any member of the consolidated group of which Seller is a member prior to the Closing Date with respect to any federal income tax liability of Seller or any such member for any period ending on or prior to the Closing Date.

      15.2  INDEMNIFICATION BY BUYER.  Without limiting any other substantive
            ------------------------
            remedy Seller may expressly have hereunder, including without limitation those provided in Article 14 hereof, Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against and in respect of any and all liabilities, losses, damages, claims, costs and expenses, including reasonable attorneys' fees, arising from the assertion by any third party against Seller of any Assumed Liabilities.


16.   PROCEDURE FOR CLAIMING INDEMNIFICATION

      16.1 The party seeking indemnification under Article 15 hereof (the "Indemnitee") shall give the party from whom indemnification is sought (the "Indemnitor") notice of any claim or the commencement of action or proceeding promptly after the Indemnitee receives notice thereof; provided, however, that the failure of the Indemnitee to give notice shall not relieve the Indemnitor of its obligations hereunder, except to the extent the Indemnitor is actually prejudiced or harmed by such failure to give notice. The Indemnitor shall be permitted to assume the defense of any such claim or litigation resulting from such claim, with counsel reasonably satisfactory to the Indemnitee. The Indemnitor shall provide Indemnitee written notice of such assumption of defense within thirty (30) days of receipt by the Indemnitor of notice of the proceeding.

      16.2 If the Indemnitor assumes the defense of any such claim or litigation resulting therefrom, the Indemnitor shall take all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and hold the Indemnitee harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnitor or any judgment in connection with such claim or litigation resulting therefrom. The Indemnitee may participate, at its expense, in the defense of any such claim or litigation, provided that the Indemnitor shall direct and control the defense of such claim or litigation. Except with the written consent of the Indemnitee, the Indemnitor shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability with respect to the claim or litigation.

      16.3 If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation in such manner as it may deem appropriate and, unless the Indemnitor shall deposit with the Indemnitee a sum equivalent to the total amount demanded in such claim or litigation, or shall deliver to Indemnitee a surety bond in form and substance reasonably satisfactory to Indemnitee, Indemnitee may settle such claim or litigation on such terms as it may reasonably deem appropriate, and the Indemnitor, if it does not dispute liability, shall promptly reimburse Indemnitee for the amount of all expenses, legal or otherwise, reasonably incurred by the Indemnitee in connection with the defense against or settlement of such claim or litigation. If no settlement of such claim or litigation is made, the Indemnitor, if it does not dispute liability, shall promptly reimburse the Indemnitee for the amount of any final judgment rendered with respect to such claim or in such litigation and for all reasonable expenses, legal or otherwise, incurred by the Indemnitee in the defense against such claim or litigation, but only to the extent that such amounts are actually paid.

17.   SELLER'S CONFIDENTIAL INFORMATION

      17.1 Buyer acknowledges that pursuant to its right to inspect Seller's records and facilities, Buyer may become privy to Confidential Information. In the event the transactions contemplated by this Agreement are not completed, all Confidential Information disclosed to Buyer shall remain confidential, shall not be used for the benefit of Buyer or any affiliate thereof or disclosed to outside sources and all recorded evidence thereof shall be delivered to Seller or destroyed together with a certificate of an officer of Buyer to the effect that no copies thereof remain in possession of Buyer, Buyer's agents, affiliates, counsel or auditors.

      17.2 Seller and CRLI acknowledge that they are privy to Confidential Information relating to the Business. From and after the Closing, all Confidential Information known to or in the possession of either Seller or CRLI shall remain confidential thereafter, shall not be used for the benefit of Seller or any affiliate thereof or disclosed to outside sources of any kind or for any reason, without the prior consent of Buyer except that Seller may use any Confidential Information relating to operation of the Business prior to the Closing Date to satisfy any tax or governmental reporting obligations imposed upon Seller without obtaining the prior consent of Buyer.

18.   EMPLOYEE MATTERS

      18.1  EMPLOYMENT.  Except as otherwise provided herein, Buyer shall
            ----------
            offer employment to each active employee of Seller at compensation rates and benefits comparable to existing rates, with such employment to commence as of the Closing Date or such later date as shall be agreed by Buyer and any such employee, except for any employees listed on Schedule 18.1, each of whom Seller and Buyer mutually agree shall be retained or terminated by Seller or any Affiliate. Any liability to any employee of Seller for severance pay and other separation benefits under Seller's or Buyer's plans that arise out of transactions that occur on or after the Closing Date, including any liability or obligation that arises as a result of the termination of employment by Buyer of any of Seller's former employees, except for any employee listed on Schedule 18.1, on or after the Closing Date shall be an Assumed Liability. Buyer shall not be liable for severance pay or other separation benefits that may become due under any of Seller's plans as the result of the refusal of any former employee of Seller to accept Buyer's offer of employment.

      18.2  EMPLOYEE BENEFIT PLANS GENERALLY.
            --------------------------------

            18.2.1 EMPLOYEE BENEFIT PLANS.  Effective as of the Closing Date,
                   ----------------------
                   and soon as practicable, Buyer shall establish and qualify or register with applicable regulatory authorities Employee Benefit Plans for the Continuing Employees of Seller which are in accordance with local law and which in the aggregate provide benefits at least comparable to those benefits currently provided to such Continuing Employees. Except as provided hereinafter in this Section 18 with respect to specific types of benefits, Buyer shall, or shall cause one or more of its Affiliates to, take into account the Continuing
                   Employees' period of service with Seller or its Affiliates prior to the Closing, for eligibility purposes under any Employee Benefits sponsored by Buyer or its Affiliates after the Closing in which any of such Continuing Employees are eligible to participate. In addition, for purposes of vacation policy only, Buyer shall recognize prior service with Seller or its Affiliates for calculation of such Continuing Employees' vacation benefits.

            18.2.2 TERMINATION OF COVERAGE UNDER SELLER EMPLOYEE BENEFIT
                   -----------------------------------------------------
                   PLANS.  Effective as of the Closing Date, each Continuing
                   -----
                   Employee who is an active participant in any Employee Benefit Plans of Seller or any Affiliate (including but not limited to all life insurance, health insurance, welfare and health benefit plans, pension, profit sharing and savings and stock ownership plans, workers compensation insurance and payments into State Unemployment Compensation Funds) shall cease to be an active participant.

      18.3  PENSION PLANS.  Except as provided in Section 4.1(i), all assets
            -------------
            and liabilities under the Seller's pension plan attributable to service prior to the Closing Date for each Continuing Employee who is a participant in Seller's pension plan immediately prior to the Closing Date shall be Excluded Assets and Excluded Liabilities. Subject to the approval of the appropriate pension plan administration committee of Seller which approval shall have been received on or before the Closing Date, Seller shall cause its pension plan to vest fully each Continuing Employee who is a participant in such plan immediately prior to the Closing Date in his or her accrued benefits under the plan. Buyer shall grant to each Continuing Employee credit for his or her period of employment with Seller and its Affiliates (and their predecessors) prior to the Closing Date, for the purpose of eligibility and vesting under any pension benefit plan by which such Continuing Employees become covered, but not for the purpose of benefit accrual or entitlement to or eligibility for early retirement benefits or subsidies thereunder.

      18.4  WELFARE AND FRINGE BENEFITS.  Buyer shall, or shall cause one or
            ---------------------------
            more of its Affiliates to, (a) grant to each Continuing Employee credit under any Employee Benefit covering such employee after the Closing for any deductible and co-payments paid by such employee under any corresponding Employee Benefit during the plan year which includes the Closing Date, and (b) amend any employee welfare plan covering Continuing Employees from and after the Closing so that such plan does not exclude from coverage any pre-existing conditions of any of such employees or their dependents, which preexisting conditions were covered under any Employee Benefit immediately prior to the Closing; provided, however, nothing herein shall require Buyer's Employees Benefit Plans to cover any particular disease or other event or prevent Buyer's Employee Benefit Plans from applying any limits or other conditions which affect coverage or the amount of benefits as provided thereunder.

      18.5 Nothing contained in this Section 18 shall prohibit Buyer or any Affiliate from amending, modifying, substituting or terminating any employee benefit in its sole judgment following the Closing Date.


19.   TAXES

      19.1  COOPERATION.  Buyer and Seller and their respective Affiliates
            -----------
            shall cooperate in the preparation of all Tax returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such returns, and furnishing such other information within such party's possession requested by the party filing such returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

      19.2  BOOKS AND RECORDS.
            -----------------

            19.2.1 ACCESS.  For a period of ten years after the Closing, each
                   ------
                   of CRLI and Buyer shall provide the other with reasonable access during normal business hours to its books and records (or those of its Affiliates) to the extent they relate to the condition or operation of the Business prior to or following, respectively, the Closing and are requested to prepare tax returns, to respond to third party claims or for any other legitimate purpose specified in writing. Each of Seller and Buyer shall have the right, at its own expense, to make copies of any such books and records.

            19.2.2 DESTRUCTION.  Neither Seller, CRLI nor Buyer shall destroy
                   -----------
                   any books or records of the Business to the extent that they relate to the condition or operation prior to the Closing Date without first offering to turn over possession to the other by written notice at least 90 calendar days prior to the proposed date of destruction.

      19.3  CONFIDENTIALITY.  Each of Seller, CRLI and Buyer may take such
            ---------------
            action as it deems reasonably appropriate to separate or redact information unrelated to the Business from documents and other materials requested and made available pursuant to this Section and to condition access to materials that it deems confidential to the execution and delivery of any agreement by the other party not to disclose or misuse such information.


20.   CLOSING

      The closing of this transaction (the "Closing") shall take place on the Closing Date, or on such other date as the parties hereto shall agree upon, in either case at such time and place as the parties hereto shall agree upon. All documents of transfer shall be deemed to have been delivered simultaneously by the parties upon receipt by Seller of payment by Buyer in cash or by wire transfer of that portion of the Purchase Price due on the Closing Date.

      20.1  DOCUMENTS TO BE DELIVERED BY SELLER.  At the Closing, Seller
            -----------------------------------
            shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

            20.1.1 COMPLIANCE CERTIFICATE.  A certificate signed by a duly
                   ----------------------
                   authorized officer of Seller and CRLI that each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that Seller has performed and complied with all of Seller's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

            20.1.2 CERTIFIED RESOLUTIONS.  Certified copies of the
                   ---------------------
                   resolutions of the Board of Directors of both the Seller and CRLI and the shareholder of Seller, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

            20.1.3 INCUMBENCY CERTIFICATE.  Incumbency certificates relating
                   ----------------------
                   to each person executing (as a corporate officer or otherwise on behalf of another person) any document executed and delivered to Buyer pursuant to the terms hereof.

            20.1.4 OTHER DOCUMENTS.  All other documents, instruments or
                   ---------------
                   writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request. Seller shall also deliver to Buyer a certificate whereby Seller shall confirm that after the Closing and the perfection of the purchase of the Assets by Buyer, all of the provisions of this Agreement, including, but not limited to, the warranties, representations and indemnity obligations of Seller shall continue in full force and effect as provided by this Agreement.

            20.1.5 CRLI GUARANTY.  A Guaranty by CRLI of all obligations of
                   -------------
                   Seller hereunder.

            20.1.6 BILL OF SALE.  The Assignment, Bill of Sale and Assumption
                   ------------
                   Agreement in the form of Exhibit A attached hereto executed by Seller and Buyer.

            20.1.7 CONTINUING SERVICES AGREEMENT.  The Continuing Services
                   -----------------------------
                   Agreement pursuant to which Seller shall provide Buyer services regarding the software described in Section 2.6.3, on the terms and conditions set forth in Exhibit B attached hereto.

      20.2  DOCUMENTS TO BE DELIVERED BY BUYER.  At the Closing, Buyer shall
            ----------------------------------
            deliver to Seller and CRLI the following documents, in each case duly executed or otherwise in proper form:

            20.2.1 COMPLIANCE CERTIFICATE.  A certificate signed by the Chief
                   ----------------------
                   Executive Officer of Buyer that the representations and warranties made by Buyer in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement to in writing by Seller), and that Buyer has performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

            20.2.2 CERTIFIED RESOLUTIONS.  A certified copy of the
                   ---------------------
                   resolutions of the Boards of Directors of Buyer and any Affiliate to which this Agreement may be assigned authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

            20.2.3 INCUMBENCY CERTIFICATE.  Incumbency certificates relating
                   ----------------------
                   to each person executing any document executed and delivered to Seller by Buyer pursuant to the terms hereof.

            20.2.4 BILL OF SALE.  The Assignment, Bill of Sale and Assumption
                   ------------
                   Agreement in the form of Exhibit A attached hereto executed by Seller and Buyer.

            20.2.5 CONTINUING SERVICES AGREEMENT.  The Continuing Services
                   -----------------------------
                   Agreement pursuant to which Seller shall provide Buyer services regarding the software described in Section 2.6.3, on the terms and conditions set forth in Exhibit B attached hereto.

            20.2.6 OTHER DOCUMENTS.  All other documents, instruments or
                   ---------------
                   writings required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Seller may reasonably request. Buyer shall also deliver to Seller a certificate whereby Buyer shall confirm that after the Closing and the perfection of the purchase of the Assets by Buyer, all of the provisions of this Agreement, including, but not limited to, the warranties, representations and indemnity obligations of Buyer shall continue in full force and effect as provided by this Agreement.


21.   TERMINATION

      21.1  RIGHT OF TERMINATION WITHOUT BREACH.  This Agreement may be
            -----------------------------------
            terminated without further liability of any party at any time prior to the Closing:

            21.1.1 by mutual written agreement of Buyer and Seller; or

            21.1.2 by either Buyer or Seller if the Closing shall not have occurred on or before June 30, 1998, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

      21.2  TERMINATION FOR BREACH.
            ----------------------

            21.2.1 TERMINATION BY BUYER.  If, after written notice and
                   --------------------
                   failure to cure within five (5) business days (i) there has been a material violation or breach by Seller or CRLI of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer as the result of a breach by Seller or CRLI which has not been waived, or (iii) Seller or CRLI shall have attempted to terminate this Agreement under this Section 21 or otherwise without grounds to do so, then Buyer may, by written notice to Seller at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 21.2.3 hereof.

            21.2.2 TERMINATION BY SELLER.  If, after written notice and
                   ---------------------
                   failure to cure within five (5) business days (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Seller, or (ii) there has been a failure of satisfaction of a condition to the obligations of Seller as the result of a breach by Buyer which has not been waived, or (iii) Buyer shall have attempted to terminate this Agreement under this Section 21 or otherwise without grounds to do so, then Seller may, by written notice to Buyer at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in
                   Section 21.2.3 hereof.

            21.2.3 EFFECT OF TERMINATION.  In the event of termination under
                   ---------------------
                   Section 21.2, the terminating party shall have the right to receive, as damages for such breach and not as a penalty, reimbursement of all expenses incurred by it in connection with the transactions contemplated in this Agreement. Neither party shall be liable for, and no party may recover, consequential or punitive damages as a result of the termination of this Agreement.

      21.3 Subject to the foregoing, the parties' obligations under Sections 12, 13, 17 and 21 of this Agreement shall survive termination.

22.   ANNOUNCEMENTS

      Buyer and Seller shall cooperate in the preparation of any announcements regarding the transactions contemplated by this Agreement. Except as required by Applicable Law (in which case such announcing party shall prior thereto advise the other party), no party shall issue any announcement regarding the transactions contemplated hereby without the prior consent of the other, which consents shall not be unreasonably withheld.


23.   SURVIVAL OF REPRESENTATIONS

      Notwithstanding any statutory limitations to the contrary, all representations herein shall survive the Closing hereof for a period of two (2) years, except for the representations (i) set forth in
      Section 5.7 hereof, which shall survive the Closing for a period equal to the applicable statutes of limitation, and (ii) set forth in
      Section 5.18 hereof, which shall survive the Closing for a period of three (3) years.


24.   MISCELLANEOUS

      24.1  DISCLOSURE SCHEDULE.  The Schedules have been compiled in a bound
            -------------------
            volume (the "Disclosure Schedule"), executed by Seller and dated and delivered to Buyer on the date of this Agreement.
            Disclosure in one Schedule hereto shall constitute disclosure for all purposes under this Agreement and in response to any other Schedule hereto. Disclosure of a document or information in a Schedule hereto is not intended as a representation or warranty of the material nature of such document or information nor does it establish any standard of materiality upon which to judge the inclusion or omission of other similar documents or information in that Schedule or other Schedules.

      24.2  FURTHER ASSURANCE.  From time to time, at Buyer's request and
            -----------------
            without further consideration, Seller shall execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby.

      24.3  ASSIGNMENT; PARTIES IN INTEREST.
            -------------------------------

            24.3.1 ASSIGNMENT.  Except as expressly provided herein, the
                   ----------
                   rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, cause one or more affiliates of Buyer to carry out all or part of the transactions contemplated hereby. Buyer shall, however, continue to be liable for the performance of its covenants hereunder and shall guarantee the performance of its assignee.

            24.3.2 PARTIES IN INTEREST.  This  Agreement shall be binding
                   -------------------
                   upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

      24.4  GOVERNING LAW.  This Agreement may not be modified or terminated
            -------------
            orally, and shall be construed and interpreted according to the internal laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

      24.5  AMENDMENT AND MODIFICATION.  Buyer, CRLI and Seller may amend,
            --------------------------
            modify and supplement this Agreement in such manner as may be agreed upon in writing between the parties hereto.

      24.6  NOTICE.  Any notice or communication required or permitted to be
            ------
            given hereunder, including a change in address for any subsequent notice, shall be in writing and shall be deemed given, if personally delivered or given by fax, upon receipt, or if mailed, when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested addressed as follows:

            If to Seller:           Champion Pneumatic Machinery Company, Inc.
                                    c/o CRL Industries, Inc.
                                    2345 Waukegan Road
                                    Suite S-200
                                    Bannockburn, Illinois  60015
                                    Attn:  John P. Corvino, Esq.
                                    Fax:   (847)940-1601

            with a copy to:         Holleb & Coff
                                    55 East Monroe Street
                                    Suite 4100
                                    Chicago, Illinois  60603
                                    Attn:  Mark Kipnis
                                    Fax:   (312)807-3900

            If to Buyer:            Gardner Denver Machinery Inc.
                                    1800 Gardner Expressway
                                    Quincy, Illinois 62301
                                    Attn: Ross J. Centanni
                                    Fax:  (217)228-8260
            with a copy to:         Squire, Sanders & Dempsey L.L.P.
                                    4900 Key Tower
                                    127 Public Square
                                    Cleveland, Ohio  44114-1304
                                    Attn:  Jeffrey J. Margulies
                                    Fax:   (216)479-8780

      24.7  ENTIRE AGREEMENT.  This Agreement, together with the related
            ----------------
            Schedules and Exhibits, embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements, understandings and discussions of the parties other than that certain Confidentiality Agreement between the parties, and there are no agreements, representations or warranties between the parties in connection with the subject matter of this Agreement other than those set forth or provided for herein.

      24.8  COUNTERPARTS.  This Agreement may be executed in one or more
            ------------
            counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      24.9  HEADINGS.  The headings in this Agreement are inserted for
            --------
            convenience and shall not constitute a part hereof.

      24.10 WAIVER.  No failure of any party to this Agreement to pursue any
            ------
            remedy resulting from a breach of this Agreement shall be construed as a waiver of that breach or as a waiver of any subsequent or other breach. No waiver shall be enforced against a party unless such waiver is in writing and signed by the party against whom enforcement of such is sought.

      24.11 SEVERABILITY.  Should any provision of this Agreement be or
            ------------
            become invalid in whole or in part or be incapable of performance for whatever reason, then the validity of the remaining provisions of this Agreement shall not be affected thereby. In such event, the parties hereby undertake to substitute for any such invalid provision or for any provision incapable of performance, a provision which corresponds to the spirit and purpose of such invalid or unperformable provision as far as permitted under applicable law, so as to provide to the parties to the fullest extent possible the economic purpose and effect of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


SELLER:                                   BUYER:

CHAMPION PNEUMATIC MACHINERY              GARDNER DENVER MACHINERY INC.
COMPANY INC.



By:---------------------------------- By:----------------------------------

Its:--------------------------------- Its:----------------------------------


CRLI:

CRL INDUSTRIES, INC.



By:----------------------------------

Its:----------------------------------

                                   EXHIBIT A
                                   ---------

               Assignment, Bill of Sale and Assumption Agreement
               -------------------------------------------------


              [To be agreed upon by the parties prior to Closing]

                                   EXHIBIT B
                                   ---------

                         Continuing Services Agreement
                         -----------------------------

              [To be agreed upon by the parties prior to Closing]